                          SALE AND SERVICING AGREEMENT



                                      among

                ADVANTA REVOLVING HOME EQUITY LOAN TRUST 2000-A,
                                     Trust,


                       ADVANTA CONDUIT RECEIVABLES, INC.,
                                   as Sponsor,


                           ADVANTA MORTGAGE CORP. USA,
                               as Master Servicer,


                                       and


                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                              as Indenture Trustee



                            Dated as of April 1, 2000

                                TABLE OF CONTENTS
                         (Not a Part of this Agreement)

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                                                                                       Page

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Parties ..........................................................................       1
Recitals .........................................................................       1

ARTICLE 1
DEFINITIONS; RULES OF CONSTRUCTION ...............................................       1
         Section 1.1. Definitions ................................................       1
         Section 1.2. Use of Words and Phrases ...................................       1
         Section 1.3. Captions; Table of Contents ................................       1
         Section 1.4. Opinions ...................................................       2

ARTICLE 2
CONVEYANCE OF MORTGAGE LOANS .....................................................       2
         Section 2.1. Conveyance of the Mortgage Loans ...........................       2
         Section 2.2. Acceptance of Mortgage Files by Indenture Trustee; Certain
                       Substitutions of Mortgage Loans; Certification by
                       Indenture Trustee .........................................       6
         Section 2.3. Qualified Replacement Mortgage Loans .......................       8
         Section 2.4. Cooperation Procedures .....................................       9
         Section 2.5. Retransfers of Mortgage Loans at Election of Sponsor
                       or the Related Originator .................................       9
         Section 2.6. Conveyance of the Subsequent Mortgage Loans ................      10

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE SPONSOR AND THE MASTER SERVICER ...........................................      13
         Section 3.1. Representations and Warranties of the Sponsor ..............      13
         Section 3.2. Representations and Warranties of the Master Servicer ......      14
         Section 3.3. Representations and Warranties of the Sponsor with Respect
                       to the Mortgage Loans; Retransfer of Certain Mortgage Loans      17
         Section 3.4. Covenants of Sponsor to Take Certain Actions with Respect
                       to the Mortgage Loans In Certain Situations ...............      22

ARTICLE 4
SERVICING AND ADMINISTRATION OF MORTGAGE LOANS ...................................      23
         Section 4.1. Master Servicer and Sub-Servicers ..........................      23
         Section 4.2. Modifications ..............................................      25
         Section 4.3. Servicer Report ............................................      27
         Section 4.4. Liability of Master Servicer ...............................      27
         Section 4.5. Sub-Servicing Agreements Between Master Servicer
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                                       i
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                       and Sub-Servicers .........................................      28
         Section 4.6. Successor Sub-Servicers ....................................      29
         Section 4.7.  No Contractual Relationship Between Sub-Servicer and
                        Indenture Trustee or the Noteholders .....................      29
         Section 4.8.  Assumption or Termination of Sub-Servicing Agreement
                        by Indenture Trustee .....................................      29
         Section 4.9.  Principal and Interest Account ............................      29
         Section 4.10. Servicing Advances ........................................      31
         Section 4.11. Maintenance of Insurance ..................................      31
         Section 4.12. Due-on-Sale Clauses; Assumption and Substitution Agreements      33
         Section 4.13. Realization Upon Defaulted Mortgage Loans .................      34
         Section 4.14. Indenture Trustee to Cooperate; Release of Mortgage Files .      35
         Section 4.15. Servicing Compensation ....................................      36
         Section 4.16. Annual Statement as to Compliance .........................      36
         Section 4.17. Annual Independent Certified Public Accountants' Reports ..      37
         Section 4.18. Access to Certain Documentation and Information
                        Regarding the Mortgage Loans .............................      37
         Section 4.19. Assignment of Agreement ...................................      38
         Section 4.20. Resignation of the Master Servicer ........................      38

ARTICLE 5
SERVICING TERMINATION ............................................................      38
         Section 5.1. Events of Servicing Termination ............................      38
         Section 5.2. Inspections by Insurer; Errors and Omissions Insurance .....      42
         Section 5.3. Merger, Conversion, Consolidation or Succession to
                       Business of Master Servicer ...............................      42
         Section 5.4. Notification to Noteholders ................................      42
         Section 5.5. Notices of Material Events .................................      42

ARTICLE 6
ADMINISTRATIVE DUTIES OF THE MASTER SERVICER .....................................      43
         Section 6.1. Administrative Duties with Respect to the Indenture ........      43
         Section 6.2. Records ....................................................      45
         Section 6.3. Additional Information to be Furnished to the Trust ........      45

ARTICLE 7
MISCELLANEOUS ....................................................................      45
         Section 7.1.  Compliance Certificates and Opinions ......................      45
         Section 7.2.  Form of Documents Delivered to the Indenture Trustee ......      46
         Section 7.3.  Acts of Noteholders .......................................      46
         Section 7.4.  Notices, etc. to Indenture Trustee ........................      47
         Section 7.5.  Notices and Reports to Noteholders; Waiver of Notices .....      47
         Section 7.6.  Successors and Assigns ....................................      48
         Section 7.7.  Severability ..............................................      48
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                                       ii
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         Section 7.8.  Benefits of Agreement .....................................      48
         Section 7.9.  Legal Holidays ............................................      48
         Section 7.10. Governing Law .............................................      48
         Section 7.11. Counterparts ..............................................      49
         Section 7.12. Usury .....................................................      49
         Section 7.13. Amendment .................................................      49
         Section 7.14. The Insurer ...............................................      50
         Section 7.16. Limitation of Liability ...................................      52
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
         SCHEDULE I    --     Schedule of Mortgage Loans
         EXHIBIT A     --     Defined Terms (Copy of Annex 1 to the Indenture)
         EXHIBIT B     --     [Reserved]
         EXHIBIT C     --     [Reserved]
         EXHIBIT D     --     Form of Trustee's Acknowledgment of Receipt
         EXHIBIT E     --     Form of Pool Certification
         EXHIBIT F     --     Form of Master Servicer's Trust Receipt
         EXHIBIT G     --     Form of Power of Attorney
         EXHIBIT H     --     Form of Subsequent Transfer Agreement

         SALE AND SERVICING AGREEMENT (the "Agreement"), dated as of April 1, 2000, by and among ADVANTA REVOLVING HOME EQUITY LOAN TRUST 2000-A, a Delaware business trust (the "Trust"), ADVANTA CONDUIT RECEIVABLES, INC., a Nevada corporation, in its capacity as sponsor of the Trust (the "Sponsor"), ADVANTA MORTGAGE CORP. USA, a Delaware corporation, in its capacity as master servicer (the "Master Servicer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, in its capacity as Indenture Trustee (the "Indenture Trustee").

         WHEREAS, the Trust desires to purchase a portfolio of Mortgage Loans (as defined in Annex 1 to the Indenture) originated by the Originators (as defined in Annex 1 to the Indenture);

         WHEREAS, the Sponsor has purchased such Mortgage Loans from the Originators and is willing to sell such Mortgage Loans to the Trust;

         WHEREAS, the Master Servicer has agreed to service such Mortgage Loans, which constitute the principal assets of the Trust Estate (as defined in Annex 1 to the Indenture);

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Trust, the Sponsor, the Master Servicer and the Indenture Trustee hereby agree as follows:

                                    ARTICLE 1

                       DEFINITIONS; RULES OF CONSTRUCTION

         Section 1.1. Definitions.

         Except as otherwise specified herein, capitalized terms used in this Agreement are defined in Annex 1 to the Indenture, dated as of April 1, 2000 (the "Indenture"), between the Trust and the Indenture Trustee. A copy of Annex 1 to the Indenture is attached to this Agreement as Exhibit A. Defined terms that are used only in one section or only in another definition may be omitted from the list of defined terms in Annex 1. Defined terms include, as appropriate, all genders and the plural as well as the singular.

         Section 1.2. Use of Words and Phrases.

         "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders. As used herein, any form of the word "include" shall be deemed to be followed by the words "without limitation."

         Section 1.3. Captions; Table of Contents.

         The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

         Section 1.4. Opinions.

         Each opinion with respect to the validity, binding nature and enforceability of documents or Notes may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.

                                    ARTICLE 2

                          CONVEYANCE OF MORTGAGE LOANS

         Section 2.1. Conveyance of the Mortgage Loans.

                  (a) The Sponsor, concurrently with the execution and delivery hereof, hereby sells, assigns, transfers, sets over and otherwise conveys or shall request or cause to be transferred, sold, assigned, set over and otherwise conveyed to the Trust, and the Trust hereby purchases and acquires, without recourse (subject to the Sponsor's obligations herein), all right, title and interest of the Sponsor in and to: (i) all Mortgage Loans listed on the Schedule of Mortgage Loans, and their respective Principal Balances (including all Additional Balances) and all principal and interest collected in respect thereof on or after the respective Cut-Off Date; (ii) all Mortgaged Properties to the extent that they are acquired by foreclosure or deed in lieu of foreclosure;
(iii) all of the Sponsor's rights under any Mortgage Insurance Policies covering the Mortgaged Properties; (iv) all of the Sponsor's rights and benefits, but none of its obligations or burdens, under Sections 2.03, 2.05, 4.01, 4.02 and
4.04 (other than the fourth paragraph thereof) of the Purchase Agreement, including all of the Sponsor's rights and remedies in the event of certain breaches by the Originators of their respective representations and warranties under Sections 4.01 and 4.02 of the Purchase Agreement; (v) all Mortgage Files and other documents relating to the foregoing; (vi) all amounts held in the Accounts (excluding net investment earnings on the Principal and Interest Account, the Note Account and the Capitalized Interest Account); (vii) all proceeds with respect to the foregoing; and (viii) all other assets included or to be included in the Trust Estate created under the Indenture for the benefit of the Noteholders and the Insurer; provided, however, that neither the Trust nor any of its Assignees (including the Indenture Trustee) shall assume any obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, it being understood that neither the Trust nor any of its Assignees (including the Indenture Trustee) shall be required or permitted to fund any such future advances.

         On or before the Closing Date, the Sponsor will cause the Insurer to deliver the Policy to the Indenture Trustee for the benefit of the Noteholders.

         As full consideration for the Sponsor's sale, assignment, transfer, set-over and conveyance to the Trust of all of its right, title and interest in and to the Mortgage Loans and the other rights and properties specified above, the Trust shall (A) pay to or upon the order of the Sponsor that amount in immediately available funds equal to the proceeds of the sale of the Notes, net of any underwriting discounts and other transaction costs (including the cost of obtaining the Policy as described above and the expenses referred to in Section
2.01 of the Purchase Agreement), and (B) direct the issuance of one or more Certificates evidencing in the aggregate 100% of the beneficial ownership interest in the Trust to or upon the order of the Sponsor or its designees, all in such amounts as the Sponsor shall determine on or before the Closing Date.

                  (b) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans (including the related Mortgage Files and the other rights and properties described in Section 2.1(a) above) by the Sponsor to the Trust as contemplated by Section 2.1(a) be construed as a sale of the Mortgage Loans by the Sponsor to the Trust for certain non-tax purposes. It is not the intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Sponsor to the Trust or any of the Trust's Assignees (including the Indenture Trustee) to secure a debt or other obligation of the Sponsor or any Assignor of the Sponsor. However, in the event and to the extent that, notwithstanding the intent of the parties hereto, any or all of the Mortgage Loans (including the related Mortgage Files and the other rights and properties described in Section 2.1(a) above) are held to be property of the Sponsor or its Assignors, then:

                  (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code ("UCC");

                  (ii) the conveyance provided for herein shall be deemed to be a grant by the Sponsor to the Trust of a first priority security interest in all of the Sponsor's right, title and interest in and to the Mortgage Loans (including the related Mortgage Files and the other rights and properties described in Section 2.1(a) above) and all amounts payable to the holder of the Mortgage Loans and/or such rights or properties in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in the Accounts (excluding net investment earnings on the Principal and Interest Account, the Note Account and the Capitalized Interest Account), whether in the form of cash, instruments, securities or other property;

                  (iii) the possession by the Trust or any of its Assignees or their respective bailees or agents of items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the California UCC;

                  (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trust for the purpose of perfecting such security interest under applicable law; and

                  (v) the obligations secured by the first priority security interest described in clause (ii) above shall be deemed to include any and all obligations of the Trust or any of its Assignees to pay the principal of and interest on the Notes to the Noteholders and to pay the fees, expenses and other amounts required to be paid to the Master Servicer, the Indenture Trustee, the Owner Trustee, the Insurer and the Certificateholders, all in accordance with and otherwise subject to the Operative Documents (including the Indenture).

         Any assignment or other transfer of the interest of the Trust under any provision hereof shall also be deemed to be an assignment of any security interest created hereby. Each of the Sponsor and the Trust shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the terms of this Agreement and the Indenture. The Sponsor also covenants not to pledge, assign or grant any security interest to any third party in any Mortgage Loan conveyed to the Trust hereunder.

                  (c) Upon the Trust's request, the Sponsor shall perform (or cause to be performed) such further acts and execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) to the Trust such further documents as the Trust shall deem necessary or advisable in order to evidence, establish, maintain, protect, enforce or defend its rights in and to the Mortgage Loans and other rights and properties transferred hereunder or otherwise to carry out the intent and accomplish the purposes of this Agreement (including filing UCC-1 financing statements naming the Sponsor as debtor and the Trust as secured party and any continuation statements relating thereto).

                  (d) In connection with the transfer and assignment of the Mortgage Loans, the Sponsor agrees to:

                  (i) cause to be delivered without recourse to the Indenture Trustee, on the Closing Date with respect to the Initial Mortgage Loans, on the Transfer Date with respect to any Qualified Replacement Mortgage Loan, and on the Subsequent Transfer Date with respect to any Subsequent Mortgage Loans, the items listed in the definition of "Mortgage Files";

                  (ii) cause, within seventy-five (75) Business Days following the Closing Date, the Subsequent Transfer Date or the Transfer Date (as applicable), (x) Assignments of Mortgages to be prepared, (y) copies of Assignments of Mortgages to be delivered to the Indenture Trustee and (z) originals of Assignments of Mortgages to be submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien of the Indenture Trustee against creditors of or purchasers from the Sponsor; provided, however, that an Assignment of Mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan as to which the recordholder is an

Originator unless (A) the related Mortgaged Property is not located in a jurisdiction in which, as evidenced by an Opinion of Counsel acceptable to the Rating Agencies and the Insurer and delivered to the Indenture Trustee and the Insurer within thirty (30) Business Days following the Closing Date, recordation of such Assignment of Mortgage is not necessary to perfect the lien of the Indenture Trustee in the related Mortgage Loan, (B) an Event of Servicing Termination or a Rapid Amortization Event shall have occurred, (C) the long-term unsecured debt of Advanta Corp. shall have been assigned a rating of less than BBB by S&P or less than Baa2 by Moody's, (D) the circumstances discussed in
Section 2.1(j) below shall exist, or (E) the Insurer otherwise directs the Sponsor in writing; and

                  (iii) cause, within one (1) year after the Closing Date, the Subsequent Transfer Date or the Transfer Date (as applicable), to be delivered to the Indenture Trustee and the Insurer evidence of the recording of such Assignments of Mortgage (provided that such recording is required pursuant to clause (ii) above).

         All recording, if required pursuant to this Section 2.1, shall be accomplished at the expense of the Sponsor. Notwithstanding anything to the contrary contained in this Section 2.1, in those instances where the public recording office retains the original Mortgage or assignment of a Mortgage after it has been recorded, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Indenture Trustee of a copy of such Mortgage or such assignment of a Mortgage, as the case may be, certified by the public recording office to be a true copy of the recorded original thereof.

         Copies of all Mortgage assignments and any Assignment of Mortgage in recordable form received by the Indenture Trustee shall be kept in the related Mortgage File.

         Within thirty (30) days after the Closing Day, the Master Servicer shall deliver to the Indenture Trustee for execution powers of attorney, substantially in the form of Exhibit G, authorizing the Master Servicer on behalf of the Indenture Trustee to record the Assignments of Mortgage as provided in clause (ii) above.

                  (e) If an Assignment of Mortgage is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Sponsor shall prepare or cause to be prepared a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

                  (f) The Sponsor shall reflect on its records that the Mortgage Loans have been sold to the Trust.

                  (g) If (i) the amount of shareholders' equity of the Master Servicer and the ultimate consolidating parent of the Master Servicer, calculated pursuant to generally accepted accounting principles, as evidenced by the Financial Statements (as defined in the Insurance Agreement, and which the Master Servicer hereby agrees to provide to the Insurer on a quarterly basis as requested by the Insurer) falls below $5,000,000 and (ii) the amount of shareholders' equity of Advanta National Bank, calculated pursuant to applicable regulatory accounting principles, as evidenced by the financial statements of Advanta National Bank, falls below $25,000,000, then the Sponsor shall promptly prepare and deliver to the Indenture Trustee an Assignment of Mortgage for each Mortgage Loan for which an Assignment of Mortgage was not previously prepared. Upon the direction of the Insurer, the Indenture Trustee shall submit such Assignments of Mortgages with respect to all of the Mortgage Loans for recording in the appropriate jurisdictions. The Master Servicer shall pay the anticipated recording costs to the Indenture Trustee on the date of delivery of such Assignments of Mortgages to the Indenture Trustee, and if the Master Servicer fails to do so or the actual recording costs exceed the anticipated recording costs then the Indenture Trustee shall pay such costs and shall be entitled to reimbursement therefor, pursuant to Section 6.7 of the Indenture, from amounts otherwise distributable to the Certificateholders.

                  (h) To the extent that the ratings, if any, then assigned to the unsecured debt of Advanta National Bank or of its ultimate corporate parent are satisfactory to the Insurer, Moody's and S&P, then any of the Document Delivery Requirements described above may be waived by an instrument signed by the Insurer, S&P and Moody's (and any documents theretofore delivered to the Indenture Trustee shall be returned to Advanta National Bank or its designee) on such terms and subject to such conditions as the Insurer, Moody's and S&P may require.

         Section 2.2. Acceptance of Mortgage Files by Indenture Trustee; Certain
                      Substitutions of Mortgage Loans; Certification by Indenture Trustee.

                  (a) The Indenture Trustee hereby acknowledges its receipt of the Policy and agrees to execute and deliver on the Closing Date and each Subsequent Transfer Date and each Transfer Date an acknowledgment of receipt of the Mortgage Files delivered to it by the Sponsor and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets of the Trust Estate delivered to the Indenture Trustee, as Indenture Trustee in trust upon and subject to the conditions set forth herein, for the benefit of the Noteholders and the Insurer.

                  (b) The Indenture Trustee further agrees to review any documents delivered to it by the Sponsor within ninety (90) days after the Closing Date, the Subsequent Transfer Date or the Transfer Date, as applicable, and to deliver to the Sponsor, the Master Servicer, the Insurer and the Owner Trustee a certification, in the form of Exhibit E hereto (a "Pool Certification"), to the effect that, as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full), (i) all documents described in the definition of "Mortgage Files" and required to be delivered to it pursuant to this Agreement are in its possession and (ii) such documents have been reviewed by it and have not been damaged, torn or physically altered (except where such alteration has been acknowledged and accepted by the Mortgagor) and on their face appear to relate to such Mortgage Loan. The Pool Certification shall be delivered to the Sponsor, the Master Servicer, the Insurer and the Owner Trustee within one-hundred twenty (120) days, but is not required to be delivered prior to ninety (90) days, after the Closing Date. The Indenture Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to verify the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness of same or to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Indenture Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

                  (c) If the Indenture Trustee during such 90-day period from the Closing Date, the Subsequent Transfer Date or the Transfer Date, as applicable, finds (i) any document constituting a part of a Mortgage File which
(A) is not properly executed, (B) has not been received within the specified period, or (C) is unrelated to the Mortgage Loans identified in the Schedule of Mortgage Loans, or (ii) that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Mortgage Loans, the Indenture Trustee shall promptly notify the Sponsor and the Insurer. In performing any such review, the Indenture Trustee may conclusively rely on the Sponsor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee's review of the Mortgage File delivered by the Sponsor is limited solely to confirming that the documents listed in the definition of Mortgage File have been executed and received and, on their face, appear to relate to the Mortgage Loans identified in the Schedule of Mortgage Loans and conform materially to the description thereof in the Schedule of Mortgage Loans with regard to Mortgagor name and original Credit Limit.

         The Sponsor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File of which it is so notified by the Indenture Trustee. If, however, within thirty (30) days after the Indenture Trustee's notice (which may be in the form of a Pool Certification) to it respecting such defect, the Sponsor has not remedied or caused to be remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Indenture Trustee, the Noteholders or the Insurer, the Sponsor will then, within five (5) Business Days
(i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage Loan pursuant to Section 2.3 and, deliver the Substitution Amount applicable thereto to the Master Servicer for deposit in the Principal and Interest Account or (ii) reacquire such Mortgage Loan at a purchase price equal to the Loan Reacquisition Price thereof, which reacquisition price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account.

                  (d) As to any Qualified Replacement Mortgage Loan, the Sponsor shall, if required to deliver any such Qualified Replacement Mortgage Loan to the Indenture Trustee, provide the Indenture Trustee with the information set forth in the Schedule of Mortgage Loans with respect to such Qualified Replacement Mortgage Loan, and deliver to the Indenture Trustee such documents and agreements as are required to be held by the Indenture Trustee in accordance with this Section 2.2. Upon receipt of the Mortgage File for a Qualified Replacement Mortgage Loan and written notification signed by a Servicing Officer to the effect that the related Substitution Amount, if any, has been deposited into the Principal and Interest Account or of written notification signed by a Servicing Officer to the effect that the Loan Reacquisition Price in respect of an Unqualified Mortgage Loan has been deposited into the Principal and Interest Account, then (i) on the date of conveyance of such Qualified Replacement Mortgage Loan or deposit of the Loan Reacquisition Price, as the case may be, the Indenture Trustee shall deliver to the Sponsor the Mortgage File for the related Unqualified Mortgage Loan, properly endorsed without recourse to the Sponsor and (ii) within ten (10) Business Days, the Indenture Trustee shall execute such other documents and instruments of transfer including preparing an endorsement and assignment of documents, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Sponsor to effect a transfer by the Trust of such Unqualified Mortgage Loan to the Sponsor or its designee.

         It is understood and agreed that the obligation of the Sponsor to accept a transfer of an Unqualified Mortgage Loan and to either convey a Qualified Replacement Mortgage Loan (together with a deposit of the related Substitution Amount, if any, into the Principal and Interest Account) or to make a deposit of any related Loan Reacquisition Price into the Principal and Interest Account shall constitute the sole remedy available to the Noteholders, the Insurer and the Indenture Trustee against the Sponsor.

         The Sponsor, promptly following the transfer of an Unqualified Mortgage Loan from the Trust pursuant to this Section, shall deliver an amended Schedule of Mortgage Loans to the Indenture Trustee and the Insurer and shall make appropriate entries in its general account records to reflect such transfer. The Master Servicer shall, following such transfer, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust.

         Section 2.3. Qualified Replacement Mortgage Loans.

                  (a) A "Qualified Replacement Mortgage Loan" is a Mortgage Loan that substitutes for another pursuant to Section 2.2(c), 3.3 or 3.4 hereof, which with respect to the Mortgage Loan being replaced and as of the Replacement Cut-Off Date (i) has the same interest rate index as, and a margin over such index and a maximum interest rate at least equal to, the Mortgage Loan being replaced, (ii) is secured by property of the same or better type and with the same or better occupancy status as the replaced Mortgage Loan, (iii) is of the same or better credit quality classification (determined in accordance with the related Originator's credit underwriting guidelines), (iv) shall mature no later than the Payment Date occurring in September, 2023, (v) has a Combined Loan-to-Value Ratio no higher than that of the replaced Mortgage Loan, (vi) has a Principal Balance equal to or less than that of the replaced Mortgage Loan,
(vii) is in the same lien position or better, (viii) is not more than 30 days delinquent, and (ix) complies with the representations and warranties set forth in Section 3.3(a). Except with respect to clause (ix) above, in the event that one or more mortgage loans are proposed to be substituted for one or more Mortgage Loans, the Insurer may allow the foregoing tests to be met on a weighted average basis or other aggregate basis acceptable to the Insurer, as evidenced by a written approval delivered to the Indenture Trustee and the Sponsor by the Insurer.

                  (b) Each Unqualified Mortgage Loan that is required to be repurchased or substituted pursuant to the provisions of this Agreement or the Purchase Agreement shall, upon such reacquisition or substitution in accordance with the provisions hereof, be released from the Trust and from the lien created by the Indenture. As to each Mortgage Loan released from the Trust in connection with its reacquisition or the conveyance of a Qualified Replacement Mortgage Loan, the Indenture Trustee will transfer, assign, set over and otherwise convey without recourse, to or upon the order of the Sponsor, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to principal and interest collected on such released Mortgage Loan on and after the first day of the calendar month in which such Mortgage Loan is released; as applicable; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest collected on such released Mortgage Loan prior to such date.

                  (c) For any Remittance Period during which the Sponsor substitutes one or more Qualified Replacement Mortgage Loans, the Master Servicer shall determine the Substitution Amount, which the Sponsor shall deposit in the Principal and Interest Account at the time of substitution. All amounts received in respect of the Qualified Replacement Mortgage Loan during the Remittance Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust Estate and shall not be deposited by the Master Servicer in the Principal and Interest Account. All amounts received by the Master Servicer during the Remittance Period in which the circumstances giving rise to such substitution occur in respect of any Unqualified Mortgage Loan so removed by the Trust Estate shall be deposited by the Master Servicer in the Principal and Interest Account. Upon such substitution, the Qualified Replacement Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed (i) to have made with respect to such Qualified Replacement Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 3.3 and (ii) to have certified that such Mortgage Loan(s) is/are Qualified Replacement Mortgage Loan(s). The procedures applied by the Sponsor in selecting each Qualified Replacement Mortgage Loan shall not be materially adverse to the interests of the Indenture Trustee, the Noteholders or the Insurer.

         Section 2.4. Cooperation Procedures.

         The Sponsor, the Master Servicer and the Indenture Trustee covenant to provide each other with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required by any of them in connection with their respective duties hereunder.

         Section 2.5. Retransfers of Mortgage Loans at Election of Sponsor or
                      the Related Originator.

         Subject to the conditions set forth below, the Sponsor or the related Originator, may, but shall not be obligated to (except the Sponsor or the related Originator shall be obligated upon a breach of a representation or warranty), accept the reassignment of Mortgage Loans held by the Trust as of the close of business on a Payment Date (the "Transfer Date"). On the fifth Business Day (the "Transfer Notice Date") prior to the Transfer Date designated in such notice, the Sponsor or the related Originator shall give the Indenture Trustee, the Insurer and the Master Servicer a notice of the proposed reassignment that contains a list of the Mortgage Loans to be reassigned, to which the Insurer must consent. Such reassignment of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

                  (i) No Rapid Amortization Event has occurred or will occur as a result of such reassignment;

                  (ii) On the Transfer Notice Date the Overcollateralization Amount (after giving effect to the removal from the Trust of the Mortgage Loans proposed to be retransferred) is at least equal to the Specified Overcollateralization Amount;

                  (iii) On or before the Transfer Date, the Sponsor or the related Originator shall have delivered to the Indenture Trustee and the Insurer a revised Schedule of Mortgage Loans, reflecting the proposed retransfer (including any Qualified Replacement Mortgage Loans proposed to be transferred) and the Transfer Date, and the Master Servicer shall have marked its servicing records to show that the Mortgage Loans reassigned to the Sponsor or the related Originator are no longer owned by the Trust;

                  (iv) The Sponsor or the related Originator shall represent and warrant that random selection procedures were used in selecting the Mortgage Loans to be removed from the Trust and no other selection procedures which are adverse to the interests of the Noteholders or the Insurer were utilized in selecting the Mortgage Loans to be removed from the Trust; and

                  (v) The Sponsor or the related Originator shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (v) of this Section 2.5, inclusive, have been performed or are true and correct, as the case may be. The Indenture Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

         Upon receiving the requisite information from the Sponsor or the related Originator, the Master Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date the Indenture Trustee shall deliver, or cause to be delivered, to the Sponsor or the related Originator (or their designee) the Mortgage File for each Mortgage Loan being so reassigned, and the Indenture Trustee shall execute and deliver (at the Sponsor's or the related Originator's direction) to the Sponsor or the related Originator such other documents as shall be reasonably necessary to reassign such Mortgage Loans to the Sponsor or the related Originator. Any such transfer of the Trust's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Indenture Trustee or the Trust to the Sponsor or the related Originator.

         Section 2.6. Conveyance of the Subsequent Mortgage Loans.

                  (a) On any Subsequent Transfer Date, subject to the conditions set forth in paragraph (b) below in consideration of the Indenture Trustee's delivery of all or a portion of the balance of funds on deposit in the Pre-Funding Account, the Sponsor shall sell, transfer, assign, set over and otherwise convey, all right, title and interest in and to each Subsequent Mortgage Loan listed on the Schedule of Mortgage Loans delivered by the Sponsor to the Indenture Trustee on such Subsequent Transfer Date. In addition, the Sponsor shall transfer, assign and set over all right, title and interest in and to principal and interest collected on each such Subsequent Mortgage Loan on and after the related Subsequent Cut-Off Date and all right, title and interest in and to all Mortgage Insurance Policies; provided, however, that the Sponsor reserves and retains all its right, title and interest in and to principal and interest collected on each such Subsequent Mortgage Loan prior to the related Subsequent Cut-Off Date. The transfer to the Trust of the Subsequent Mortgage Loans set forth on the Schedule of Mortgage Loans shall be absolute and shall be intended by the Sponsor and all parties hereto to be treated as a sale by the Sponsor. The amount released from the Pre-Funding Account shall be equal to 94.8% of the aggregate Principal Balances of the Subsequent Mortgage Loans so transferred.

                  (b) The Sponsor shall transfer or cause to be transferred to the Trust the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer
Date:

                  (i) the Sponsor shall have provided the Indenture Trustee, the Insurer and the Rating Agencies with an Addition Notice and shall have provided information with respect to the Subsequent Mortgage Loans in an electronic data file and in a form agreeable to the foregoing parties;

                  (ii) the Sponsor shall have delivered to the Indenture Trustee a duly executed written assignment in substantially the form of Exhibit H (the "Subsequent Transfer Agreement"), which shall include a Schedule of Mortgage Loans listing the Subsequent Mortgage Loans and any other exhibits listed thereon;

                  (iii) as of each Subsequent Transfer Date, none of the related Originator, the Master Servicer or the Sponsor was insolvent nor will any of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

                  (iv) such addition will not result in a material adverse tax consequence to the Trust or the Noteholders;

                  (v) the Pre-Funding Period shall not have terminated;

                  (vi) the Sponsor shall have delivered to the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and paragraphs (c), (d) and (e) below, and in the related Subsequent Transfer Agreement;

                  (vii) the Sponsor shall have delivered to the Rating Agencies, the Insurer and the Indenture Trustee, Opinions of Counsel with respect to bankruptcy, corporate and tax matters relating to the Subsequent Mortgage Loans (which opinions may have already been delivered on the Closing Date); and

                  (viii) the Insurer shall have approved the transfer.

                  (c) The obligation of the Trust to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following requirements:

                  (i) with respect to any individual Subsequent Mortgage Loan:

                               a. such Subsequent Mortgage Loan may not be 30 or
                  more days contractually delinquent as of the related Subsequent Cut-Off Date;

                               b. the maturity date of such Subsequent Mortgage
                  Loan may not be later than September 30, 2023;

                               c. such Subsequent Mortgage Loan may not have a
                  Combined Loan-To-Value Ratio ("CLTV") in excess of 125%;

                               d. the Coupon Rate of such Subsequent Mortgage
                  Loan may not be below 8.00% per annum; and

                               e. such Subsequent Mortgage Loan may not have a
                  Principal Balance in excess of $300,000;

                  (ii) following the purchase of Subsequent Mortgage Loans, the Mortgage Loans in the aggregate will satisfy the following criteria:

                               a. the Mortgage Loans will have a weighted
                  average Coupon Rate of at least 13.35%;

                               b. the Mortgage Loans will have a weighted
                  average CLTV of not more than 99.50%;

                               c. no more than 34.0% by aggregate Principal
                  Balance of the Mortgage Loans will have a CLTV of 100% or greater;

                               d. no more than 0.5% by aggregate Principal
                  Balance of the Mortgage Loans will be secured by Mortgaged Properties within a single zip code;

                               e. no more than 15.0% by aggregate Principal
                  Balance of the Mortgage Loans will be secured by Mortgaged Properties in California;

                               f. no more than 96.0% by aggregate Principal
                  Balance of the Mortgage Loans will be in a second lien position;

                               g. the Mortgage Loans will have a weighted
                  average FICO score of not less than 625;

                               h. the weighted average Margin will not be less
                  than 4.80% per annum;

                               i. the weighted average remaining term to
                  scheduled maturity of the Mortgage Loans will be not more than 275 months; and

                               j. no more than 45.0% by aggregate Principal
                  Balance of the Mortgage Loans will have FICO scores of less than 620.

                               k. no more than 25% by Pool Principal Balance of
                  the Mortgage Loans will have been underwritten utilizing a statistical property evaluation.

The Insurer may waive or modify any of the above requirements or specify any additional criteria provided that any such modification shall not materially and adversely affect the Sponsor.

                  (d) In connection with the transfer and assignment of the Subsequent Mortgage Loans, the Sponsor agrees to satisfy the conditions set forth in Sections 2.1(d)-(g).

                  (e) On each Subsequent Transfer Date, the Sponsor shall deposit in the Principal and Interest Account all principal and interest collections in respect of the related Subsequent Mortgage Loans received on or after the related Subsequent Cut-Off Date.

                  (f) In connection with each Subsequent Transfer Date and on the Payment Dates occurring in May 2000, June 2000, July 2000 and August 2000, the Master Servicer and the Indenture Trustee shall co-operate in determining
(i) the amount and correct dispositions of the Capitalized Interest Requirement, the Pre-Funding Earnings and the amount then on deposit in the Pre-Funding Account, and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and of the Capitalized Interest Account.


                                    ARTICLE 3

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                     OF THE SPONSOR AND THE MASTER SERVICER

         Section 3.1. Representations and Warranties of the Sponsor.

         The Sponsor hereby represents, warrants and covenants to the Indenture Trustee, the Master Servicer, the Insurer and the Noteholders as of the Closing Date that:

                  (a) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is in good standing as a foreign corporation in each jurisdiction in which the nature of its respective business, or the properties owned or leased by it make such qualification necessary. The Sponsor has all requisite corporate power and authority to own and operate its respective properties, to carry out its respective business as presently conducted and as proposed to be conducted and to enter into and discharge its respective obligations under this Agreement and the other Operative Documents to which it is a party.

                  (b) The execution and delivery of this Agreement and the other Operative Documents to which the Sponsor is a party by the Sponsor and its performance and compliance with the terms of this Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Sponsor and will not violate the Sponsor's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Sponsor or any of its properties.

                  (c) This Agreement and the other Operative Documents to which the Sponsor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Sponsor enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (d) The Sponsor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

                  (e) No litigation is pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

                  (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Sponsor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (g) The statements contained in the Registration Statement which describe the Sponsor, or matters or activities for which the Sponsor is responsible in accordance with the Operative Documents or which are attributed to the Sponsor therein are true and correct in all material respects, and such statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make such statements not misleading. Other than with respect to the statements referred to in the preceding sentence, to the best of the Sponsor's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                  (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Sponsor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Notes and the execution and delivery by the Sponsor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or other) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Sponsor and the performance by the Sponsor of its respective obligations under this Agreement and such of the other Operative Documents to which it is a party.

         It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the Initial Mortgage Loans, any Qualified Replacement Mortgage Loans and the Subsequent Mortgage Loans to the Indenture Trustee.

         Section 3.2. Representations and Warranties of the Master Servicer.

         The Master Servicer hereby represents, warrants and covenants to the Indenture Trustee, the Sponsor, the Insurer and the Noteholders as of the Closing Date that:

                  (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Master Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party. The amount of shareholders' equity of the Master Servicer or the ultimate consolidating parent of the Master Servicer, calculated pursuant to generally accepted accounting principles, is at least $5,000,000 or the amount of shareholders' equity of Advanta National Bank is at least $25,000,000.

                  (b) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not violate the Master Servicer's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties.

                  (c) This Agreement and the other Operative Documents to which the Master Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (d) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

                  (e) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

                  (f) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Master Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or other) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

                  (g) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (h) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Operative Documents or which are attributed to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer or omit to state a material fact required to be stated therein or necessary to make the statement contained therein with respect to the Master Servicer not misleading.

                  (i) The Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Master Servicer nor any affiliate thereof will report on any financial statements any part of the Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

                  (j) The collection practices used by the Master Servicer with respect to the Mortgage Loans directly serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage loan servicing business.

                  (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

                  (l) The terms of each existing Sub-Servicing Agreement and each designated Sub-Servicer are acceptable to the Master Servicer and any new Sub-Servicing Agreements or Sub-Servicers will comply with the provisions of
Section 4.1.

         It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive delivery of the Initial Mortgage Loans, any Qualified Replacement Mortgage Loans and the Subsequent Mortgage Loans to the Indenture Trustee.

         Upon discovery by the Master Servicer, the Sponsor or the Indenture Trustee of a breach of any of the representations and warranties set forth in this Section 3.2 which materially and adversely affects the interests of the Noteholders or the Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within thirty (30) days of its discovery or its receipt of notice of such breach, the Master Servicer shall cure such breach in all material respects; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Insurer.

         Section 3.3. Representations and Warranties of the Sponsor with Respect to the Mortgage Loans; Retransfer of Certain Mortgage
                      Loans.

                  (a) The Sponsor makes the following representations and warranties as to each Mortgage Loan, on which the Trust relies in accepting the Mortgage Loan and on which the Insurer relies in issuing the Policy. Such representations and warranties speak as of the Closing Date, in the case of the Initial Mortgage Loans, the Subsequent Transfer Date, in the case of the Subsequent Mortgage Loans, and the Transfer Date, in the case of the Qualified Replacement Mortgage Loans, but shall survive the transfer of the Mortgage Loans to the Trust and the pledge thereof to the Indenture Trustee pursuant to the
Indenture:

                  (i) All of the original or certified documentation set forth in the definition of Mortgage File with respect to each Mortgage Loan has been or will be delivered to the Indenture Trustee on the Closing Date, the Subsequent Transfer Date or the Transfer Date, as applicable, except as otherwise provided in Section 2.1. All such documentation is true and accurate in all material respects. Each of the documents and instruments specified to be included therein has been duly executed, is in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate, purchase or sell mortgage loans comparable to the Mortgage Loans.

                  (ii) Each Mortgage Loan is being serviced by the Master Servicer or a Master Servicer Affiliate.

                  (iii) The information set forth in the Schedule of Mortgage Loans (as amended for Qualified Replacement Mortgage Loans and Subsequent Mortgage Loans) for each Mortgage Loan listed is true and correct in all material respects.

                  (iv) Immediately prior to the transfers and assignments herein contemplated, the Sponsor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Sponsor to the Trust pursuant to Section 2.1 hereof, all monies due or to become due with respect thereto, and all proceeds of such Cut-Off Date Principal Balances with respect to such Mortgage Loans subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfers and assignments; and immediately upon the transfers and assignments herein contemplated, the Trust will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfers and assignments.

                  (v) There is no valid offset, defense or counterclaim of any Mortgagor under any Credit Line Agreement or Mortgage. Neither the operation of any of the terms of any such Credit Line Agreement or any such Mortgage nor the exercise of any right thereunder will render either such Credit Line Agreement or such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, claim, counterclaim or defense, including, without limitation, the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                  (vi) As of the Initial Cut-Off Date and with respect to the Initial Mortgage Loans, no Minimum Monthly Payment is more than 59 days Delinquent (measured on a contractual basis) and no more than 0.51% (by aggregate Cut-Off Date Principal Balance) of the Initial Mortgage Loans were 30-59 days Delinquent (measured on a contractual basis).

                  (vii) Each Credit Line Agreement and each Mortgage relating to the Mortgage Loans is the legal, valid, binding and enforceable obligation of the related Mortgagor and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (viii) With respect to each Mortgage Loan, on each date that the Coupon Rate has been adjusted, such adjustment was made in compliance with the related Mortgage and Credit Line Agreement and applicable law.

                  (ix) Each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, which may include manufactured homes, condominiums and townhouses.

                  (x) As of the Initial Cut-Off Date, no Initial Mortgage Loan had a Combined Loan-to-Value Ratio in excess of 125.00%.

                  (xi) As of the Initial Cut-Off Date with respect to the Initial Mortgage Loans, as of the Subsequent Cut-Off Date with respect to the Subsequent Mortgage Loans and as of the applicable Transfer Date with respect to any Qualified Replacement Mortgage Loan, each Mortgage is a valid and subsisting first or junior lien of record on the Mortgaged Property (subject in the case of any Junior Mortgage Loan only to one or more Senior Liens on such Mortgaged Property) and subject in all cases to the exceptions to title set forth in the title insurance policy or title search, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and except for liens for (i) real estate taxes and special assessments not yet delinquent, (ii) income taxes not yet due, (iii) any covenants, conditions and restrictions, rights of way, easements, and other matters of public record and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage.

                  (xii) To the best of the Sponsor's knowledge, there is no delinquent tax or assessment lien or mechanic's lien on any Mortgaged Property relating to a Mortgage Loan, and each such Mortgaged Property is free of substantial damage and is in good repair.

                  (xiii) Each Mortgage Loan at the time it was made complied in all material respects with all applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act, the federal Home Ownership and Equity Protection Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws.

                  (xiv) With respect to each Mortgage Loan that is a First Mortgage Loan, and, to the best of the Sponsor's knowledge, with respect to each Mortgage Loan that is a Junior Mortgage Loan, (i) a lender's title insurance policy, issued in standard California Land Title Association form or American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, was issued on the date of origination of such Mortgage Loan, and as of the Closing Date, the Subsequent Transfer Date or the Transfer Date, as applicable, each such policy is valid and remains in full force and effect, or (ii) a title search or guaranty of title customary in the relevant jurisdiction was obtained with respect to any Mortgage Loan as to which no title insurance policy or binder was issued.

                  (xv) The terms of each Credit Line Agreement and each related Mortgage have not been impaired, cancelled, subordinated, rescinded, altered or modified in any material respect (except as reflected in the Mortgage File and in the Schedule of Mortgage Loans), and the related Mortgaged Property has not been released from the lien of the related Mortgage, in whole or in part, and no instrument has been executed that would effect such release, cancellation, subordination or rescission, except by a written instrument which (if such instrument is secured by real property) has been recorded, if necessary, to protect the interest of the Noteholders and which has been delivered to the Indenture Trustee. The substance of any other alteration or modification of a Credit Line Agreement and related Mortgaged Property is reflected on the related Schedule of Mortgage Loans.

                  (xvi) Except as otherwise required by law or the terms of the Credit Line Agreement, the related Credit Line Agreement is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage.

                  (xvii) Each Mortgaged Property is located in the state identified in the Schedule of Mortgage Loans and consists of one or more parcels of real property with a residential dwelling erected thereon.

                  (xviii) To the best of the Sponsor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and each such Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of such Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended.

                  (xix) To the best of the Sponsor's knowledge, with respect to each Mortgage Loan that is a Junior Mortgage Loan, either (A) no consent for such Mortgage Loan was required by the holder of the related Senior Lien(s) prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File or servicing file.

                  (xx) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. To the best of the Sponsor's knowledge, there is no homestead or other exemption available which materially interferes with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage.

                  (xxi) There is no default, breach, violation or event of acceleration existing under any Mortgage or Credit Line Agreement and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Sponsor has not waived any default, breach, violation or event of acceleration; provided, however, that the foregoing shall not apply to the extent that the relevant default, breach, violation or other event relates to one or more of the Delinquent Mortgage Loans.

                  (xxii) To the best of the Sponsor's knowledge, all parties to each Credit Line Agreement and the related Mortgage had legal capacity to execute such Credit Line Agreement and the related

         Mortgage and each such Credit Line Agreement and the related Mortgage have been duly and properly executed by such parties.

                  (xxiii) No selection procedures reasonably believed by the Sponsor to be adverse to the interests of the Noteholders or the Insurer was utilized in selecting the Mortgage Loans.

                  (xxiv) No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the applicable title insurer (to the extent required by such title insurer)and which is part of the related Mortgage File delivered to the Indenture Trustee.

                  (xxv) To the best of the Sponsor's knowledge, at the time of origination of each Mortgage Loan that is not a First Mortgage Loan, the related senior lien was not more than 30 days delinquent.

                  (xxvi) To the best of the Sponsor's knowledge, all required inspections, licenses and certificates with respect to the use and occupancy of all occupied portions of all property securing the Mortgages have been made, obtained or issued, as applicable.

                  (xxvii) With respect to each Mortgage Loan that is not a First Mortgage Loan, the related senior lien does not provide for negative amortization.

                  (xxviii) With respect to each Mortgage Loan that is not a First Mortgage Loan, the maturity date of the Mortgage Loan is prior to the maturity date of the related senior lien if such senior lien provides for a balloon payment.

                  (xxix) With respect to each Mortgage Loan, (A) the improvements upon each related Mortgaged Property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to the Master Servicer that provides for fire and extended coverage representing coverage not less than the least of (1) prior to the end of the draw period, the Credit Limit of such Mortgage Loan, (2) after the draw period, the unpaid principal balance of the related Mortgage Loan, or (3) the maximum insurable value of the related Mortgaged Property, or (B) the Master Servicer has obtained and will maintain a blanket policy insuring against fire and hazards of extended coverage with respect to all of the Mortgage Loans.

                  (xxx) With respect to each Mortgaged Property located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, (A) such Mortgaged Property is covered by a valid and existing flood insurance policy in a form which meets the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier which provides for coverage not less than the least of (1) prior to the end of the draw period, the Credit Limit of the related Mortgage Loan,
         (2) after the draw period, the unpaid principal balance of the related Mortgage Loan or (3) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, or (B) the Master Servicer has obtained a master flood insurance policy insuring against losses due to flooding on the Mortgaged Properties located in federally designated flood zones.

                  (xxxi) With respect to any Mortgage Loan which is a First Mortgage Loan, the Sponsor has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Master Servicer and the Indenture Trustee in any Mortgage Insurance Policies applicable to such Mortgage Loan, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trust and its assignees in care of the Indenture Trustee.

                  (xxxii) To the best of the Sponsor's knowledge, each Mortgage Loan was underwritten in all material respects in accordance with the credit underwriting guidelines of the related Originator, as in effect on the date of origination.

                  (xxxiii) The Sponsor has received no notice of default of any First Mortgage Loan secured by any Mortgaged Property that also secures a Mortgage Loan which has not been cured by a party other than the Sponsor or the Master Servicer.

                  (xxxiv) As of the respective Cut-Off Date, no Mortgagor had been identified on the records of the Sponsor as being the subject of a current bankruptcy proceeding.

                  (xxxv) To the best of the Sponsor's knowledge, each of the related Originator, the Master Servicer, and the Sponsor is (or, if applicable, during the period in which such party held any interest in a Mortgage Loan, was) in substantial compliance with any and all applicable licensing requirements of the law of the state wherein the property securing the Mortgage Loan is located.

                  (xxxvi) To the best of the Sponsor's knowledge, with respect to the Mortgage Loans, the documents, instruments and agreements submitted by each Mortgagor for loan underwriting were not falsified and contain no untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the information and the statements contained therein not misleading.

                  (xxxvii) Except as previously disclosed in writing to the Indenture Trustee and the Insurer, there is only one originally executed Mortgage and Credit Line Agreement not stamped as a duplicate.

                  (xxxviii) With respect to the Initial Mortgage Loans, as of the Initial Cut-Off Date, and with respect to the Subsequent Mortgage Loans on the Subsequent Cut-Off Date, each such Mortgage Loan conforms, and all the Mortgage Loans, in the aggregate, conform, in all material respects to the description thereof set forth in the Registration Statement.

                  (xxxix) During the period from origination to Closing Date, each Mortgage Loan has been serviced in accordance with applicable laws.

                  (xl) As of the Cut-Off Date, no more than 0.5% of the aggregate Cut-Off Date Principal Balance of the Initial Mortgage Loans is secured by Mortgaged Properties located within any single zip code area.

                  (xli) Except as disclosed in the Prospectus Supplement, no Mortgage Loan had a Combined Loan-to-Value Ratio in excess of 125.00% at the time of origination.

                  (b) [Reserved]

                  (c) Upon the discovery by the Master Servicer, any Sub-Servicer, the Sponsor or the Indenture Trustee of a breach of any of the representations and warranties made in respect of any Mortgage Loan which materially and adversely affects the interests of the Noteholders or the Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the Sponsor of such breach and request that the Sponsor cure such breach or take the actions described in Section 3.4(b) hereof within the time periods required thereby, and the Sponsor shall cure such breach or take such actions; provided, however, that the cure for any breach of a representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a reassignment of, or substitution for, only those Mortgage Loans necessary to cause such characteristics to be in compliance with the related representation and warranty, unless the Insurer shall waive such breach.

         Section 3.4. Covenants of Sponsor to Take Certain Actions with Respect to the Mortgage Loans In Certain Situations.

                  (a) With respect to the representations and warranties set forth in Section 3.3 that are made to the best of the Sponsor's knowledge or as to which the Sponsor has no knowledge, if it is discovered by the Sponsor, the Master Servicer, the Indenture Trustee or any Sub-Servicer that the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and the Sponsor shall cure such breach, repurchase the related Mortgage Loan at the Loan Reacquisition Price or substitute a Qualified Replacement Mortgage Loan therefor pursuant to Section 2.2(b), 3.3(c) or 3.4 hereof.

                  (b) With the provisos and limitations as to remedies set forth in this Section 3.4, upon the discovery by the Sponsor, the Master Servicer, the Insurer, any Sub-Servicer or the Indenture Trustee that the representations and warranties set forth in Section 3.3 of this Agreement were untrue in any material respect as of the Closing Date and such breaches of the representations and warranties materially and adversely affect the interests of the Noteholders or the Insurer, the party discovering such breach shall give prompt written notice to the other parties.

         The Sponsor acknowledges that a breach of any representation or warranty (x) relating to marketability of title sufficient to transfer unencumbered title to a Mortgage Loan or (y) relating to enforceability of the Mortgage Loan against the related Mortgagor or Mortgaged Property constitutes a breach of a representation or warranty which materially and adversely affects the interests of the Noteholders or of the Insurer in such Mortgage Loan.

                  (c) Upon the earliest to occur of the Sponsor's discovery of a breach of any representation and warranty which materially and adversely affects the interests of the Noteholders or the Insurer, its receipt of notice of such breach from any one of the other parties hereto or from the Insurer such time as a breach of any representation and warranty materially and adversely affects the interests of the Noteholders or the Insurer as set forth above, the Sponsor hereby covenants and warrants that it shall cure such breach in all material respects within thirty (30) days or it shall (or shall cause an affiliate of the Sponsor to), subject to the further requirements of this paragraph, regardless of whether or not it had knowledge of such breach, at the end of such 30-day period (i) substitute in lieu of each Mortgage Loan which has given rise to the requirement for action by the Sponsor a Qualified Replacement Mortgage Loan and deliver the Substitution Amount, if any, applicable thereto to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at the Loan Reacquisition Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. It is understood and agreed that the obligation of the Sponsor to cure the defect, substitute for, or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Noteholders and the Indenture Trustee or the Insurer against the Sponsor, except as otherwise provided in the Insurance Agreement.

                  (d) It is understood and agreed that the covenants set forth in this Section 3.4 shall survive the pledge of the Mortgage Loans (including the Qualified Replacement Mortgage Loans) to the Indenture Trustee on behalf of the Trust.

                                    ARTICLE 4

                          SERVICING AND ADMINISTRATION
                                OF MORTGAGE LOANS

         Section 4.1. Master Servicer and Sub-Servicers.

                  (a) Advanta Mortgage Corp. USA agrees to act as the Master Servicer and to perform or cause to be performed all servicing duties under this Agreement subject to the terms hereof.

                  (b) The Master Servicer shall service and administer the Mortgage Loans on behalf of the Indenture Trustee and the Insurer and shall have full power and authority, acting alone or through one or more Sub-Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer, in its own name or the name of a Sub-Servicer, may, and is hereby authorized and empowered by the Indenture Trustee to, execute and deliver, on behalf of itself, the Noteholders, the Insurer and the Indenture

Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, the related Mortgaged Properties and the Mortgage Insurance Policies related thereto in accordance with the terms of this Agreement. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Indenture Trustee shall furnish the Master Servicer or its Sub-Servicers with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

         In servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Servicing Practices and in a manner consistent with recovery under any Mortgage Insurance Policy required to be maintained by the Master Servicer pursuant to this Agreement.

         Costs incurred by the Master Servicer in effectuating the timely payment of taxes and assessments on the property securing a Credit Line Agreement and foreclosure costs may be added by the Master Servicer to the amount owing under such Credit Line Agreement where the terms of such Credit Line Agreement so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Credit Line Agreement and the Mortgage Loan related thereto or distributions to be made to Noteholders. Such costs shall be recoverable by the Master Servicer pursuant to Section 4.10 and 4.13.

                  (c) [reserved]

                  (d) The relationship of the Master Servicer (and of any successor to the Master Servicer as servicer under this Agreement) to the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         In the event that the rights, duties and obligations of the Master Servicer are terminated hereunder, any successor to the Master Servicer may (with the written consent of the Insurer), to the extent permitted by applicable law, terminate or assume the existing Sub-Servicer arrangements, which termination or assumption will not violate the terms of such arrangements; provided, that, in no event shall any successor to the Master Servicer be permitted to assume any Sub-Servicer arrangements with any Affiliate of the Master Servicer without such Affiliate's prior written consent.

                  (e) Subject to Sections 4.13 and 4.14, the Master Servicer, in its own name, or a Sub-Servicer, in its own name, may be authorized and empowered by the Indenture Trustee, (i) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property on behalf of the Indenture Trustee and (ii) to hold title to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Indenture Trustee; provided, however, that Section 4.14(a) shall constitute a power of attorney from the Indenture Trustee to the Master Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed). Subject to Sections 4.13 and 4.14, the Indenture Trustee shall furnish the Master Servicer and any Sub-Servicer with any powers of attorney and other documents as the Master Servicer or such Sub-Servicer shall reasonably request to enable the Master Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

                  (f) The Master Servicer shall give prompt notice to the Indenture Trustee of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

                  (g) Servicing Advances incurred by the Master Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Master Servicer or such Sub-Servicer to the extent described in Section 4.10 herein and in Section 8.6(b)(ix) of the Indenture.

         Section 4.2. Modifications.

                  (a) The Master Servicer may consent to any modification of the terms of any Mortgage Loan that is not Delinquent (a) which modification is not expressly prohibited hereby, if the effect of any such modification will not be to affect materially and adversely the security afforded by the related Mortgaged Property, the timing of receipt of any payments required hereby or the interests of the Noteholders or the Insurer, unless the Insurer consents in writing; provided, however, that, if the Insurer has not given its written response within five (5) Business Days after notice from the Master Servicer, the Insurer shall be deemed to have given its consent to such modification; provided, further, that such notice and consent shall not be required in the event that the Master Servicer determines, in its reasonable discretion, that such modification is legally required to be made prior to the lapse of such five day period, in which case the Master Servicer shall give the Insurer immediate notice of such action.

                  (b) In accordance with Accepted Servicing Practices, the Master Servicer may in its discretion (or shall, to the extent required by applicable law):

                  (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, termination fees, if any, or the fees which may be collected in the ordinary course of servicing the Mortgage Loans,

                  (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor to modify the payment terms, modify the coupon rate or otherwise modify or amend the related Mortgage Loan if the Master Servicer believes that such modification will maximize the amount of proceeds of such Mortgage Loan to the Trust and will not materially and adversely affect the interests of the Noteholder or the Insurer; provided, however, that the Master Servicer shall not be permitted to reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor and such modifications shall not be made with respect to Mortgage Loans with aggregate Principal Balances in excess of 10% of the Cut-Off Date Pool Balance without the prior written consent of the Insurer; provided, further, that if the Insurer has not given its written response within five (5) Business Days after notice from the Master Servicer, the Insurer shall be deemed to have given its consent to such modification or rescheduling; provided, further, that such notice and consent shall not be required in the event that the Master Servicer reasonably determines, in its sole discretion, that such modification or rescheduling is legally required to be made prior to the lapse of such five day period, in which case the Master Servicer shall give the Insurer immediate notice of such action;

                  (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Civil Relief Act in accordance with the Master Servicer's general policies of comparable mortgage loans subject to the Civil Relief Act;

                  (iv) extend the maturity date of any Mortgage Loan in connection with the extension of the related Draw Period (provided, however, that in no event may any such maturity date be extended to a date which is more than 12 months after the original maturity date without the Insurer's written approval or to a date which is later than the Payment Date occurring in August 2024), without the Insurer's written approval.

                  (v) without prior approval from the Insurer (but subject to the 10% limitation described above), increase the Credit Limits on Mortgage Loans provided that (i) new appraisals are obtained and the Combined Loan-to-Value Ratios of the Mortgage Loans after giving effect to such increases are less than or equal to the Combined Loan-to-Value Ratios of the Mortgage Loans as of the related dates of origination,
         (ii) such increases are consistent with the applicable Originator's underwriting policies, (iii) the related Mortgagors have made Draws on the Credit Line Agreements in the past twelve months and have made timely payments and (iv) the Master Servicer receives verbal verification of employment of the related Mortgagors. In addition, the Master Servicer may increase the Credit Limits on Mortgage Loans having aggregate balances of up to 5% of the Cut-Off Date Pool Balance without obtaining new appraisals provided that (i) the increases in the Credit Limits do not cause the Combined Loan-to-Value Ratios of such Mortgage Loans to exceed 100%, (ii) the increases are consistent with the applicable Originator's underwriting policies, (iii) the related Mortgagors have used the related Credit Line Agreements in the past twelve months and have made timely payments and (iv) the Master Servicer receives verbal verification of employment of the related Mortgagors.

                  (vi) for Mortgage Loans that are not Delinquent, without prior approval from the Insurer, solicit Mortgagors for a reduction in Coupon Rates of no more than 0.50%; provided that the Master Servicer may only reduce such Coupon Rates in accordance with the 10% limitation described above. Alternatively, the related Originators, acting on behalf of the Master Servicer, may take any action that the Master Servicer is permitted to take pursuant to this Section 4.2(b)(vi).

                  (vii) subject to the 10% limitation on modifications described above, approve applications of Mortgagors for consent to partial releases of Mortgages (with the written consent of the Insurer), alterations to Mortgaged Properties, and removal, demolition or division of Mortgaged Properties. If the Insurer has not given its written response within five (5) Business Days after notice from the Master Services, the Insurer shall be deemed to have given its consent to such modification; provided, however, that such notice and consent shall not be required in the event that the Master Services determines, in its reasonable discretion, that such modification is legally required to be made prior to the lapse of such five day period, in which case the Master Servicer shall give the Insurer immediate notice of such action.

         No application for consent to a partial release of Mortgage shall be considered by the Master Servicer unless: (x) the provisions of the related Credit Line Agreement and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio (which may, for this purpose, be determined at the time of any such action in a manner reasonably acceptable to the Insurer) and the Mortgagor's debt-to-income ratio after any release does not exceed the maximum Combined Loan-to-Value Ratio and debt-to-income ratio specified as the then-current maximum levels under the related Originator's underwriting guidelines for a similar credit grade borrower and (z) the lien priority of the related Mortgage is not adversely affected.

                  (c) The Master Servicer shall have the right to sell, in whole-loan, third-party sales, any Delinquent Mortgage Loan if the Master Servicer believes that such means of disposition will provide the largest recovery.

                  Except as otherwise permitted under this Agreement, the Master Servicer may not, without the prior written consent of the Insurer (which consent shall not be unreasonably withheld or delayed), forgive any Mortgage Loan payments, impair any lien position on the Mortgage Loans or extend the maturity of any Mortgage Loan. In addition, unless the Insurer consents in writing, the Master Servicer may not modify Mortgage Loans having an aggregate Principal Balance in excess of 10% of the Cut-Off Date Pool Balance.

         Section 4.3. Servicer Report.

         On the tenth day of each month, the Master Servicer shall send to the Indenture Trustee a report (the "Servicer Report"), in the form of a computer tape, detailing the aggregate payments on the Mortgage Loans during the prior Remittance Period. Such tape shall be in the form and have the specifications as may be agreed to between the Master Servicer and the Indenture Trustee from time to time.

         Section 4.4. Liability of Master Servicer.

                  (a) The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or otherwise, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer. Nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Trust shall not indemnify the Master Servicer for any losses due to the Master Servicer's or any Sub-Servicer's negligence.

                  (b) The Master Servicer shall defend, indemnify and hold harmless the Indenture Trustee (including its officers, directors, employees and agents), the Owner Trustee (including its officers, directors, employees and agents), the Noteholders and the Trust from and against any and all claims, damages, liabilities, losses, costs and expenses (including the reasonable fees and expenses of counsel) to the extent that such claims, damages, liabilities, losses, costs or expenses arose out of, or were imposed upon the Indenture Trustee, the Owner Trustee, the Noteholders or the Trust in connection with or by reason of: (i) any failure by the Master Servicer to perform its duties under this Agreement or any errors or omissions of the Master Servicer related to such duties, including the making of any inaccurate representations or warranties hereunder; or (ii) in the case of the Indenture Trustee or the Owner Trustee, the performance of its duties hereunder or under the other Operative Documents, except to the extent that such claim, damage, liability, loss, cost or expense resulted from the Indenture Trustee's or the Owner Trustee's gross negligence or willful misconduct. The provisions of this Section 4.4(b) shall run directly to and be enforceable by each injured party subject to the limitations hereof, and the indemnification provided by the Master Servicer to the Indenture Trustee, the Owner Trustee, the Noteholders and the Trust pursuant to this Section 4.4(b) shall survive the payment in full of the Notes, the termination of the Indenture and the resignation or removal of the Indenture Trustee or the Owner Trustee. The Master Servicer shall pay any amounts owing pursuant to this Section 4.4(b) directly to the indemnified Person, and such amounts shall not be deposited in either the Principal and Interest Account or the Note Account. Indemnification under this Section 4.4(b) shall include reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Master Servicer has made any indemnity payments to the Indenture Trustee, the Owner Trustee, the Noteholders or the Trust pursuant to this Section 4.4(b) and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Master Servicer, without interest.

                  (c) The Master Servicer shall be the secondary obligor in respect of any Expenses (as defined in the Trust Agreement) owing to any Indemnified Party (as defined in the Trust Agreement) under Section 8.2 of the Trust Agreement.

         Section 4.5. Sub-Servicing Agreements Between Master Servicer and
                      Sub-Servicers.

         The Master Servicer may enter into one or more Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with one or more institutions (including affiliates) which are acceptable to the Insurer and are in compliance with the laws of each state necessary to enable them to perform their obligations under such Sub-Servicing Agreements. By delivery of the Policy, the Insurer is deemed to have approved the respective Originators as Sub-Servicers hereunder. The Master Servicer shall give notice to the Indenture Trustee, the Insurer and the Rating Agencies of the appointment of any Sub-Servicer and shall furnish to the Insurer and the Rating Agencies a copy of the Sub-Servicing Agreement (unless the Sub-Servicer is an affiliate of the Master Servicer). For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement.

         Section 4.6. Successor Sub-Servicers.

         The Master Servicer may terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and either directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicer that qualifies under
Section 4.5.

         Section 4.7. No Contractual Relationship Between Sub-Servicer and
                      Indenture Trustee or the Noteholders.

         Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Insurer, the Indenture Trustee and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 4.8.

         Section 4.8. Assumption or Termination of Sub-Servicing Agreement by
                      Indenture Trustee.

         In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder by the Indenture Trustee, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer may be assumed or terminated by the Indenture Trustee at its option.

         The Master Servicer shall, upon request of the Indenture Trustee, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

         Section 4.9. Principal and Interest Account.

                  (a) The Master Servicer and/or each Sub-Servicer, as applicable, shall establish in the name of the Trust for the benefit of the Noteholders and the Insurer and maintain at one or more Designated Depository Institutions the Principal and Interest Account, which may be separate accounts or a single account with sub-accounts.

                  Subject to Subsections (c) and (e) below, the Master Servicer and any Sub-Servicer shall deposit all receipts related to the Mortgage Loans to the Principal and Interest Account on a daily basis (but no later than the second Business Day after receipt). Such receipts shall include Net Liquidation Proceeds, including net recoveries from the disposition or other turning to account of Charged-Off Mortgage Loans.

                  On the Closing Date, the Sponsor shall cause the Master Servicer to deposit within five Business Days after the Closing Date to the Principal and Interest Account all principal and interest collected on the Mortgage Loans on and after the related Cut-Off Dates.

                  The Master Servicer shall hold in escrow on behalf of the related Mortgagor all Prepaid Installments received by it, and shall apply such Prepaid Installments as directed by such Mortgagor and as set forth in the related Credit Line Agreement.

                  (b) All funds in the Principal and Interest Account may only be held (i) uninvested, up to the limits insured by the FDIC, or (ii) invested in Eligible Investments (as defined in the Indenture). The Principal and Interest Account shall be held in trust in the name of the Trust and for the benefit of the Noteholders and the Insurer. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Master Servicer. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings. The Master Servicer shall deposit the amount of any investment losses immediately into the Principal and Interest Account as realized.

                  (c) Subject to Subsection (e) below, the Master Servicer shall deposit to the Principal and Interest Account all principal and interest collected on the Mortgage Loans received on or after the related Cut-Off Dates, including any Prepayments and Net Liquidation Proceeds, all Loan Reacquisition Prices and Substitution Amounts received or paid by the Master Servicer with respect to the Mortgage Loans and other recoveries or amounts related to the Mortgage Loans received by the Master Servicer, together with any amounts which are reimbursable from the Principal and Interest Account, but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation to the Master Servicer as permitted by Section 4.15 hereof, (ii) principal (including Prepayments) collected on the Mortgage Loans prior to the related Cut-Off Dates, (iii) interest collected on the Mortgage Loans prior to the related Cut-Off Dates and (iv) Foreclosure Profits.

                  (d) (i) The Master Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

                               a. to effect the timely remittance to the
                  Indenture Trustee of the Monthly Remittance Amount due on the Remittance Date;

                               b. to pay to itself from any funds in the
                  Principal and Interest Account with respect to the Mortgage Loans any accrued and unpaid Servicing Fees with respect to Mortgage Loans and reimburse itself pursuant to Section 4.10 hereof for unreimbursed Servicing Advances and Servicing Advances which have been deemed Nonrecoverable Advances;

                               c. to withdraw investment earnings on amounts on
                  deposit in the Principal and Interest Account;

                               d. to withdraw amounts that have been deposited
                  to the Principal and Interest Account in error;

                               e. to clear and terminate the Principal and
                  Interest Account following the termination of the Trust Estate pursuant to Article X or XII of the Indenture; and

                               f. to invest in Eligible Investments.

                  (ii) On each Remittance Date the Master Servicer shall remit to the Indenture Trustee by wire transfer, or otherwise make funds available in immediately available funds, the Interest Remittance Amount and the Principal Remittance Amount.

                  (e) To the extent that the ratings, if any, then assigned to the unsecured debt of the Master Servicer or of the Master Servicer's ultimate corporate parent are satisfactory to the Insurer, Moody's and S&P, then the requirement to maintain the Principal and Interest Account at a Designated Depository Institution may be waived by an instrument signed by the Insurer, S&P and Moody's, and the Master Servicer may be allowed to co-mingle with its general funds the amounts otherwise required to be deposited to the Principal and Interest Account and make monthly deposits to the Note Account on such terms and subject to such conditions as the Insurer, Moody's and S&P may permit.

         Section 4.10. Servicing Advances.

         The Master Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses, (ii) the cost of any enforcement or judicial proceedings, including (a) foreclosures, and (b) other legal actions and costs associated herewith that potentially affect the existence, validity, priority, enforceability or collectibility of the Mortgage Loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions, (iii) the cost of the conservation, management, liquidation, sale or other disposition of any Mortgaged Property acquired in satisfaction of the related Mortgage Loan including reasonable fees paid to any independent contractors in connection therewith, and (iv) advances to keep senior liens current, unless with respect to any of the foregoing the Master Servicer has determined that such advance would constitute a Nonrecoverable Advance. Each such amount so paid will constitute a "Servicing Advance." The Master Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage Loans, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan and from Mortgage Insurance Proceeds, and (y) as provided in Section 8.6(c)(xxiii) of the Indenture.

         Section 4.11. Maintenance of Insurance.

                  (a) The Master Servicer shall cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage which may be in the form of a blanket policy as described in clause (c) below, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) during the draw period, the Credit Limit of such

Mortgage Loan, (ii) after the draw period, the unpaid principal balance of such Mortgage Loan or (iii) the maximum insurable value of the related Mortgaged Property. The Master Servicer may satisfy it obligation to cause a hazard insurance policy to be maintained with respect to a Mortgaged Property by causing the related Mortgagor to obtain, or obtaining on behalf of such Mortgagor and at the expense of such Mortgagor, a hazard insurance policy insuring against losses on the related Mortgage Property.

                  (b) If any Mortgage Loan at the time of origination relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier (which may be in the form of a master policy as described in clause (d) below) in an amount representing coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of Mortgage Insurance Proceeds relating to such Mortgage Loan of not less than the least of (i) during the draw period, the Credit Limit of such Mortgage Loan, (ii) after the draw period, the unpaid principal balance of such Mortgage Loan or (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Master Servicer shall indemnify the Trust and the Insurer out of the Master Servicer's own funds for any loss to the Trust and the Insurer resulting from the Master Servicer's failure to maintain the insurance required by this Section; provided, however, that in no event shall the Master Servicer be required to maintain a flood insurance policy in an amount greater than 100% of the value of the related Mortgaged Property. The Master Servicer may satisfy its obligation to cause a flood insurance policy to be maintained with respect to a Mortgaged Property by causing the related Mortgagor to obtain, or obtaining on behalf of such Mortgagor and at the expense of such Mortgagor, a flood insurance policy insuring against losses on the related Mortgage Property.

                  It is understood and agreed that such insurance shall be with insurers approved by the Master Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Any cost incurred by the Master Servicer in maintaining any such insurance shall be added to the amount owing under the Mortgage Loan where the terms of the Credit Line Agreement so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Credit Line Agreements or the distributions to be made to the Noteholders. Such costs shall be considered a Servicing Advance and shall be recoverable by the Master Servicer pursuant to
Section 4.10.

                  (c) In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans as set forth above, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate Credit Limit on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this Section 4.11, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under this Section 4.11, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged

Property a policy complying with the preceding paragraphs of this Section 4.11, and there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the preceding paragraphs of this Section 4.11 and the amount paid under such blanket policy. Upon the request of the Indenture Trustee or the Insurer, the Master Servicer shall cause to be delivered to the Indenture Trustee or the Insurer, a certified true copy of such policy.

                  (d) In the event that the Master Servicer shall obtain and maintain a master policy insuring against flood on all of the Mortgage Loans referred to in (b) above, then, to the extent such policy names the Master Servicer as loss payee and otherwise complies with the requirements of this
Section 4.11, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to flood insurance coverage under this Section 4.11, it being understood that such master policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with paragraph (b) of this Section 4.11, and there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with paragraph (b) of this Section 4.11 and the amount paid under such master policy. Upon the request of the Indenture Trustee or the Insurer, the Master Servicer shall cause to be delivered to the Indenture Trustee or the Insurer, a certified true copy of such policy.

         Section 4.12. Due-on-Sale Clauses; Assumption and Substitution
                       Agreements.

         Except as provided in Section 4.14(b), when a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Credit Line Agreement; provided, however, that the Master Servicer shall not exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interest of the Noteholders or the Insurer, In such event, the Master Servicer shall enter into an assumption and modification agreement (the terms of which will be consistent with the 10% limitation on modifications described in Section 4.2(h) above) with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Credit Line Agreements and, unless prohibited by applicable law or this Agreement or any of the agreements, guaranties or assignments relating to the Mortgage Loans contained in the Mortgage Files, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Credit Line Agreement; provided, however, that to the extent any such substitution of liability agreement would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio, the Master Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Insurer. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall notify the

Indenture Trustee that any such assumption or substitution agreement has been completed by forwarding to the Indenture Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Indenture Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.

         Notwithstanding anything in this Section 4.12 or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 4.13. Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of the Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments, unless the Master Servicer determines that the costs associated with the foreclosure will be greater than the recovery received. If the Master Servicer determines not to bring or to terminate foreclosure proceedings, it will determine in accordance with the Accepted Servicing Practices whether or not to seek a judgment against the Mortgagor. In connection with such foreclosure or other conversion, the Master Servicer shall follow Accepted Servicing Practices. Any amounts advanced pursuant to this Section 4.13 shall constitute "Servicing Advances" within the meaning of Section 4.10 hereof.

                  Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Noteholders solely for the purpose of its prompt disposition and sale. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Noteholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Noteholders for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

                  (b) The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, sales to third parties, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan" and shall promptly deliver to the Insurer a Master Servicer's customary liquidation report (each, a "Liquidation Report") with respect to such Mortgage Loan. The Master Servicer will charge-off an HLTV HELOC Mortgage Loan on the earlier to occur of (i) the date upon which such Mortgage Loan becomes 180 days Delinquent or (ii) the date upon which the Master Servicer has determined that it has recovered all amounts it expects to recover from such Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan. Any net recoveries from a Liquidated Mortgage Loan shall constitute property of the Trust and shall be deposited by the Master Servicer in the Principal and Interest Account, all in accordance with the provisions of this Agreement.

         Section 4.14. Indenture Trustee to Cooperate; Release of Mortgage
                       Files.

                  (a) Upon the payment in full of the Principal Balance of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Indenture Trustee a Master Servicer's Trust Receipt. Upon receipt of such Master Servicer's Trust Receipt, the Indenture Trustee shall promptly release the related Mortgage File, in trust to (i) the Master Servicer, or (ii) an escrow agent for the Master Servicer. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Master Servicer is authorized to give, as attorney-in-fact for the Indenture Trustee and the mortgagee under the Mortgage which secured the Credit Line Agreement, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Master Servicer may prepare and submit to the Indenture Trustee, a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Indenture Trustee with all requisite information completed by the Master Servicer; in such event, the Indenture Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

                  (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Mortgage Insurance Policy, the Indenture Trustee shall, upon request of the Master Servicer and delivery to the Indenture Trustee of a Master Servicer's Trust Receipt in the form of Exhibit F hereto, release the related Mortgage File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer; provided, that there shall not be released and unreturned at any one time more than twenty-five (25) Mortgage Files. The Indenture Trustee shall complete in the name of the Indenture Trustee any endorsement in blank on any Credit Line Agreement prior to releasing such Credit Line Agreement to the Master Servicer. Such receipt shall obligate the Master Servicer to return the Mortgage File to the Indenture Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of the liquidation information, in physical or electronic form, a copy of the Master Servicer's Trust Receipt shall be released by the Indenture Trustee to the Master Servicer.

                  (c) No costs associated with the procedures described in this
Section 4.14 shall be an expense of the Trust.

                  (d) The provisions set forth in Subsections (a) and (b) may be superseded by any waiver of the Document Delivery Requirement as may be given by the Insurer, Moody's and S&P pursuant to Section 2.1(k) hereof.

                  (e) Each Master Servicer's Trust Receipt may be delivered to the Indenture Trustee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Master Servicer and the Indenture Trustee shall mutually agree. The Indenture Trustee shall promptly release the related Mortgage File(s) within seven (7) Business Days of receipt of a properly completed Master Servicer's Trust Receipt or such shorter period as may be agreed upon by the Master Servicer and the Indenture Trustee. Receipt of a Master Servicer's Trust Receipt as provided above shall be authorization to the Indenture Trustee to release such Mortgage Files, provided the Indenture Trustee has determined that such Master Servicer's Trust Receipt has been executed, or approved, as applicable, by an Authorized Officer of the Master Servicer or any Sub-servicer, and so long as the Indenture Trustee complies with its duties and obligations under this Agreement. If the Indenture Trustee is unable to release the Mortgage Files within the time frames specified, the Indenture Trustee shall immediately notify the Master Servicer or any Sub-servicer indicating the reason for such delay, but in no event shall such notification be later than seven (7) Business Days after receipt of a Master Servicer's Trust Receipt. If the Master Servicer is required to pay penalties or damages due solely to the Indenture Trustee's negligent failure to release the related Mortgage File or the Indenture Trustee's negligent failure to execute and release documents in a timely manner, the Indenture Trustee shall be liable for such penalties or damages.

         Section 4.15. Servicing Compensation.

         As compensation for its activities hereunder, the Master Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan pursuant to the provisions of this Agreement. Additional servicing compensation in the form of prepayment charges, termination fees, release fees, bad check charges, assumption fees, late payment charges, or any other servicing- related fees, Foreclosure Profits, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to
Section 4.9(c) and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

         Section 4.16. Annual Statement as to Compliance.

         The Master Servicer, at its own expense, will deliver to the Indenture Trustee, the Insurer, S&P and Moody's, on or before the fifteenth of April of each year, commencing in 2001, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such defaults.

         Section 4.17. Annual Independent Certified Public Accountants' Reports.

         On or before the fifteenth of April of each year, commencing in 2001, the Master Servicer, at its own expense, shall cause to be delivered to the Indenture Trustee, the Insurer, S&P and Moody's a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Insurer, stating that such firm has, with respect to the Master Servicer's overall servicing operations either (i) performed applicable tests substantially in compliance with the testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, (ii) examined such operations substantially in compliance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto or (iii) examined such operations in accordance with the requirements of SAS 70.

         Section 4.18. Access to Certain Documentation and Information Regarding
                       the Mortgage Loans.

         The Master Servicer shall provide to the Indenture Trustee, the Insurer, and the agents and examiners of each of the foregoing (when accompanied by each of the foregoing) access to the documentation regarding the Mortgage Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. The Indenture Trustee and the Insurer shall not use or disclose any information provided pursuant to this
Section 4.18, unless such information is available from public sources or third parties not, to the knowledge of the Indenture Trustee or the Insurer, as the case may be, under any obligation of confidentiality with respect thereto, or except as may be otherwise required by regulation, law or court order or other legal process or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Operative Documents; provided, however, that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants. If the Insurer is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any information provided to the Insurer pursuant to or in connection with this Section 4.18, the Insurer will, unless otherwise prohibited by law, regulation or legal process, promptly notify the Master Servicer of such request(s) so that the Master Servicer may seek an appropriate protective order and/or waive the Insurer's compliance with the provisions of this Section 4.18. If, in the absence of a protective order or the receipt of a waiver hereunder, the Insurer is, nonetheless, in the opinion of its counsel (which shall be delivered the Master Servicer), compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure of significant penalty, the Insurer may disclose such information to such tribunal that the Insurer is compelled to disclose, provided that unless otherwise prohibited by law, regulation or legal process, a copy of all information disclosed is provided to the Master Servicer promptly upon such disclosure.

         Upon any change in the format of the computer tape maintained by the Master Servicer in respect of the Mortgage Loans, the Master Servicer shall deliver a copy of such computer tape to the Indenture Trustee and in addition shall provide a copy of such computer tape to the Indenture Trustee and the Insurer at such other times as the Indenture Trustee or the Insurer may reasonably request.

         Section 4.19. Assignment of Agreement.

         The Master Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Indenture Trustee and the Insurer, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 5.1(f) hereof for a successor servicer; and provided, further, that this Section 4.19 does not apply to the appointment of Sub-Servicers or to the assignment to any affiliate. Notice of any such assignment shall be given by the Master Servicer to the Indenture Trustee, the Insurer, Moody's and S&P.

         Section 4.20. Resignation of the Master Servicer.

         Subject to Section 5.1(c), the Master Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual written consent of the Sponsor, the Master Servicer, the Insurer, and the Indenture Trustee or upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Indenture Trustee and the Insurer.

                                    ARTICLE 5

                              SERVICING TERMINATION

         Section 5.1. Events of Servicing Termination.

                  (a) If any one of the following events ("Event of Servicing Termination") shall occur and be continuing:

                  (i) The Master Servicer shall fail to deliver to the Indenture Trustee any proceeds or required payment, which failure continues unremedied for three (3) Business Days following

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
         written notice to an Authorized Officer of the Master Servicer from the Indenture Trustee or from the Insurer or Noteholders holding Percentage Interests aggregating not less than 25%.

                  (ii) The Master Servicer shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing.

                  (iii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

                  (iv) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.2 or fail to perform any covenants hereunder, which failure materially and adversely affects the interests of the Noteholders or the Insurer for a period of 30 days after the Master Servicer's discovery or receipt of notice thereof from the Indenture Trustee, the Insurer or Noteholders holding Notes evidencing not less than 25% of the Note Balance; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written consent of the Insurer.

                  (v) The Master Servicer shall fail to make any required Servicing Advance which failure continues for thirty (30) days or more after written notice from the Insurer if such failure has a material and adverse affect on Net Liquidation Proceeds, in the sole determination of the Insurer.

                      then, and in each and every such case, so long as the Event of Servicing Termination shall not have been remedied by the Master Servicer, either the Indenture Trustee or Noteholders holding Notes evidencing not less than 51% of the Note Balance in each case with the written consent of the Insurer, or the Insurer, by notice then given in writing to the Master Servicer (and to the Indenture Trustee if given by the Insurer or the Noteholders) may terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the

         Master Servicer shall also be given to each Rating Agency and the Insurer. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 5.1 and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise.

                  The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for administration, all cash amounts that shall at the time be held by the Master Servicer. The Indenture Trustee will promptly deposit such cash in the Note Account. Thereafter, any cash received by the Master Servicer with respect to the Mortgage Loans shall be immediately transferred to the Note Account. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 5.1 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

                      Nothing herein shall relieve the Master Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Master Servicer shall provide the Indenture Trustee, the Sponsor, the Insurer and the Noteholders with an Officer's Certificate giving prompt notice of any failure or delay by it to perform its obligations, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Indenture Trustee and the Insurer in writing of any Events of Servicing Termination.


                  (b) In addition to the foregoing, the Insurer may remove the Master Servicer upon the occurrence of an "Insurance Agreement Event of Servicing Termination" under the Insurance Agreement.

                  (c) No removal or resignation of the Master Servicer shall become effective until the Indenture Trustee or a successor servicer acceptable to the Insurer shall have assumed the Master Servicer's responsibilities and obligations in accordance with this Section.

                  (d) Upon removal or resignation of the Master Servicer, the Master Servicer also shall promptly deliver or cause to be delivered to a successor servicer or the Indenture Trustee all the books and records (including, without limitation, records kept in electronic form) that the Master Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession.

                  (e) Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly and immediately to the Indenture Trustee or the successor Master Servicer.

                  (f) Upon removal or resignation of the Master Servicer, the Indenture Trustee (x) may solicit bids for a successor servicer as described below, and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer. The Indenture Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has shareholders' equity of not less than $5,000,000, as determined in accordance with generally accepted accounting principles, acceptable to the Insurer, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. The compensation of any successor servicer (including, without limitation, the Indenture Trustee) so appointed shall be the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 4.9 and 4.15 (but excluding prepayment fees and termination fees); provided, however, that if the Indenture Trustee acts as successor Master Servicer then the Sponsor agrees to pay to the Indenture Trustee at such time that the Indenture Trustee becomes such successor Master Servicer a fee of twenty-five dollars ($25.00) for each Mortgage Loan then included in the Trust Estate. The Indenture Trustee shall be obligated to serve as successor Master Servicer whether or not the $25.00 fee described in the preceding sentence is paid by the Sponsor, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Sponsor.

                  (g) In the event the Indenture Trustee solicits bids as provided above, the Indenture Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 4.9 and 4.15 (but excluding prepayment fees and termination fees). Within thirty (30) days after any such public announcement, the Indenture Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Indenture Trustee shall deduct from any sum received by the Indenture Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor.

                  (h) The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Indenture Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Indenture Trustee or such successor Master Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Master Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Indenture Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

                  (i) The Master Servicer which is being removed or is resigning shall give notice to the Mortgagors and to Moody's and S&P of the transfer of the servicing to the successor.

                  (j) The Indenture Trustee shall give notice to the Insurer, Moody's and S&P and to the Noteholders of the occurrence of any event specified in Section 5.1(a) of which the Indenture Trustee has actual knowledge.

                  (k) The Indenture Trustee or any other successor Master Servicer, upon assuming the duties of Master Servicer hereunder, shall immediately make all Servicing Advances which the Master Servicer has theretofore failed to pay with respect to the Mortgage Loans; provided, however, that if the Indenture Trustee is acting as successor Master Servicer, the Indenture Trustee shall only be required to make Servicing Advances if, in the Indenture Trustee's reasonable good faith judgment, such Servicing Advances will ultimately be recoverable from the related Mortgage Loans.

         Section 5.2. Inspections by Insurer; Errors and Omissions Insurance.

                  (a) At any reasonable time and from time to time upon reasonable notice, the Insurer, or any agents or representatives thereof may inspect the Master Servicer's servicing operations and discuss the servicing operations of the Master Servicer with any of its officers or directors.

                  (b) The Master Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

         Section 5.3. Merger, Conversion, Consolidation or Succession to
                      Business of Master Servicer.

         Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to all or substantially all of the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation meets the qualifications set forth in Section 5.1(f).

         Section 5.4. Notification to Noteholders.

         Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article V, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register, the Insurer and each Rating Agency.

         Section 5.5. Notices of Material Events.

         The Master Servicer shall give prompt notice to the Insurer, the Indenture Trustee, Moody's and S&P of the occurrence of any of the following events:

                  (a) Any default or any fact or event which results in the occurrence of a default by the Sponsor, any Originator or the Master Servicer under any Operative Document or would constitute a material breach of a representation, warranty or covenant under any Operative Document.

                  (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against any Originator, the Sponsor, the Master Servicer or AMHC in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or the threatening of any such proceedings by any governmental agency, which, if adversely determined, would have a material adverse effect upon any of such Originator's, the Sponsor's, the Master Servicer's or AMHC's ability to perform its obligations under any Operative Document.

                  (c) The commencement of any proceedings by or against any Originator, the Sponsor, the Master Servicer or AMHC under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for such Originator, the Sponsor, the Master Servicer or AMHC; and

                  (d) The receipt of notice from any agency or governmental body having authority over the conduct of any Originator's, the Sponsor's, the Master Servicer's or AMHC's business that such Originator, the Sponsor, the Master Servicer or AMHC is to cease and desist, or to undertake any practice, program, procedure or policy employed by such Originator, the Sponsor, the Master Servicer or AMHC in the conduct of the business of any of them, and such cessation or undertaking will materially adversely affect the conduct of such Originator's, the Sponsor's, the Master Servicer's or AMHC's business or its ability to perform under the Operative Documents or materially adversely affect the financial affairs of such Originator, the Sponsor, the Master Servicer or AMHC.

                                    ARTICLE 6

                  ADMINISTRATIVE DUTIES OF THE MASTER SERVICER

         Section 6.1. Administrative Duties with Respect to the Indenture

         The Master Servicer shall perform all its duties and the duties of the Trust under the Indenture. In addition, the Master Servicer shall consult with the Owner Trustee as the Master Servicer deems appropriate regarding the duties of the Trust under the Indenture. The Master Servicer shall monitor the performance of the Trust and shall advise the Owner Trustee when action is necessary to comply with the Trust's duties under the Indenture. The Master Servicer shall prepare for execution by the Trust or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Master Servicer shall take all necessary action that is the duty of the Trust to take pursuant to the Indenture.

                  (a) Duties with Respect to the Trust.

                  (i) In addition to the duties of the Master Servicer set forth in this Agreement or any of the Operative Documents, the Master Servicer shall perform such calculations and shall prepare for execution by the Trust or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Operative Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Trust to take pursuant to this Agreement or any of the Operative Documents. In accordance with the directions of the Trust or the Owner Trustee, the Master Servicer shall administer, perform or supervise the performance of such other activities in connection with the Mortgage Loans (including the Operative Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Trust or the Owner Trustee and are reasonably within the capability of the Master Servicer.

                  (ii) Notwithstanding anything in this Agreement or any of the Operative Documents to the contrary, the Master Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) with respect to the Certificateholders' interest in the Trust as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

                  (iii) Notwithstanding anything in this Agreement or the Operative Documents to the contrary, the Master Servicer shall be responsible for performance of the duties of the Trust or the Sponsor set forth in Section 5.1(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports with respect to the Certificateholders' interest in the Trust.

                  (iv) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Master Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Trust (with the written consent of the Insurer), and shall be, in the Master Servicer's opinion, no less favorable to the Trust or the Insurer in any material respect.

                  (b) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Master Servicer are non-ministerial, the Master Servicer shall not take any action pursuant to this Article VI unless within a reasonable time before the taking of such action, the Master Servicer shall have notified the Owner Trustee and the Insurer of the proposed action and the Owner Trustee and the Insurer shall have consented in writing thereto or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                  (i) the amendment of or any supplement to the Indenture.

                  (ii) the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust (other than in connection with the collection of the Mortgage Loans).

                  (iii) the amendment, change or modification of this Agreement or any of the Operative Documents.

                  (iv) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                  (v) the removal of the Indenture Trustee.

                  (c) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Operative Documents, the Master Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or any Originator under the Operative Documents, (2) sell the Trust Property pursuant to Section 5.6 of the Indenture, (3) take any other action that the Trust directs the Master Servicer not to take on its behalf (unless the Insurer so directs) or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

                  (d) Responsibility. The Indenture Trustee or any successor Master Servicer shall not be responsible for any obligations or duties of the Master Servicer under this Section 6.1.

         Section 6.2. Records

         The Master Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Trust and the Indenture Trustee at any time during normal business hours.

         Section 6.3. Additional Information to be Furnished to the Trust

         The Master Servicer shall furnish to the Trust, the Indenture Trustee and the Insurer from time to time such additional information regarding the Mortgage Loans as the Trust, the Indenture Trustee or the Insurer shall reasonably request.

                                    ARTICLE 7

                                  MISCELLANEOUS

         Section 7.1. Compliance Certificates and Opinions.

         Upon any application or request by the Sponsor, the Insurer or the Noteholders to the Indenture Trustee to take any action under any provision of this Agreement, the Sponsor or the Noteholders, as the case may be, shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

         Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto.

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

                  (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 7.2. Form of Documents Delivered to the Indenture Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate of an Authorized Officer of the Indenture Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer of the Indenture Trustee or any opinion of counsel may be based, insofar as it relates to factual matter upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Sponsor or of the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Sponsor or of the Master Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Indenture Trustee, stating that the information with respect to such matters is in the possession of the Indenture Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         Section 7.3. Acts of Noteholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and the Insurer has consented thereto in writing, and, where it is hereby expressly required, to the Sponsor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Indenture Trustee and the Trust, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c) The ownership of the Notes shall be proved by the Note Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Noteholder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Notes.

         Section 7.4. Notices, etc. to Indenture Trustee.

         Any request, demand, authorization, direction, notice, consent, waiver or act of the Noteholders or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Indenture Trustee by any Noteholder, the Insurer or by the Sponsor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Indenture Trustee at its Corporate Trust Office as set forth in the Indenture.

         Section 7.5. Notices and Reports to Noteholders; Waiver of Notices.

         Where this Agreement provides for notice to Noteholders of any event or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Noteholder affected by such event or to whom such report is required to be mailed, at the address of such Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

         Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Agreement provides for notice to any rating agency that rated any Notes, failure to give such notice shall not affect any other rights or obligations created hereunder.

         Section 7.6. Successors and Assigns.

         All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

         Section 7.7. Severability.

         In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 7.8. Benefits of Agreement.

         Nothing in this Agreement or in the Notes, expressed or implied, shall give to any Person, other than the Noteholders, the Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 7.9. Legal Holidays.

         In any case where any Payment Date, any other date on which any distribution to any Noteholder is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Payment Date, or such other date for the payment of any distribution to any Noteholder or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

         Section 7.10. Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 7.11. Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 7.12. Usury.

         The amount of interest payable or paid on any Note under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Note exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Noteholder inadvertently in error by the Indenture Trustee acting on behalf of the Trust and the Noteholder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Indenture Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Noteholder, apply the excess to the payment of principal of such Note, if any, remaining unpaid and, in any event, the Indenture Trustee shall not be responsible for any repayment of such excess payments. In addition, all sums paid or agreed to be paid to the Indenture Trustee for the benefit of Noteholders of Notes for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Notes.

         Section 7.13. Amendment.

                  (a) The Indenture Trustee, the Sponsor and the Master Servicer, may at any time and from time to time, with the prior written approval of the Insurer, but without the giving of notice to or the receipt of the consent of the Noteholders, amend this Agreement, and the Indenture Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, or correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof, or (ii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action shall not, (i) as evidenced in writing from the Rating Agencies delivered to the Indenture Trustee, reduce the then-current rating on the Notes or (ii) as evidenced by an opinion of counsel delivered to the Indenture Trustee, materially and adversely affect the interests of any Noteholder (without its written consent).

                  (b) The Indenture Trustee, the Sponsor and the Master Servicer may, at any time and from time to time, with the prior written approval of the Insurer, but without the giving of notice to or the receipt of the consent of the Noteholders, amend this Agreement, and the Indenture Trustee shall consent to such amendment, for the purpose of changing the definition of "Specified Overcollateralization Amount" (as defined in the Insurance Agreement) or other terms related to the Insurer or the Insurance Agreement; provided, however, that no such change shall affect the weighted average life of the Notes (assuming an appropriate prepayment speed as determined by the Underwriters as evidenced in writing) by more than five percent, as determined by the Underwriters.

                  (c) In addition to (a) and (b) above, this Agreement may also be amended by the Indenture Trustee, the Sponsor, and the Master Servicer at any time and from time to time, with the prior written approval of the Insurer and Noteholders holding Notes evidencing more than 50% of the Note Balance, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders hereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Noteholder without the consent of such Noteholder or (b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of all Noteholders holding Notes then Outstanding.

                  (d) The Insurer, the Noteholders, Moody's and S&P shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

         Section 7.14. The Insurer.

         The Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Insurer shall be suspended during any period in which the Insurer is in default in its payment obligations under the Policy except with respect to amendments to this Agreement pursuant to Section 7.13. During any period of suspension the Insurer's rights hereunder shall vest in the Noteholders of the Notes and shall be exercisable by Noteholders holding Notes evidencing more than 50% of the Note Balance. At such time as the Notes are no longer Outstanding hereunder and the Insurer has been reimbursed for all payments made pursuant to the Policy to which it is entitled hereunder, the Insurer's rights hereunder shall terminate. Except at such time as an Insurer Default has occurred and is continuing, the Insurer shall be deemed the 100% Noteholder for purposes of all voting rights, consents, directions, notices and waivers hereunder.

         Section 7.15.     Notices.

         All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

         The Indenture Trustee:   Bankers Trust Company of California, N.A.
                                  1761 East St. Andrew Place
                                  Santa Ana, CA 92705
                                  Attention: ADVANTA REVOLVING HOME
                                  EQUITY LOAN TRUST 2000-A
                                        Tel: (714) 247-6000
                                        Fax: (714) 247-6009

         The Sponsor:             Advanta Conduit Receivables, Inc.
                                  10790 Rancho Bernardo Drive
                                  San Diego, CA  92127
                                  Attention:
                                         Tel: (858) 676-3099
                                         Fax: (858) 676-3024

with a copy addressed to the attention of the General Counsel at the same address.

         The Master Servicer:     Advanta Mortgage Corp. USA
                                  10790 Rancho Bernardo Drive
                                  San Diego, CA  92127
                                  Attention:  Senior Vice President,
                                  Loan Service
                                         Tel: (858) 676-3099
                                         Fax: (858) 676-3024

         The Insurer:             Ambac Assurance Corporation
                                  One State Street Plaza
                                  New York, New York 10004
                                  Attention: Structured Finance
                                             Department-MBS
                                         Fax: (212) 363-1459
                                         Confirmation: (212) 668-0340

         In each case in which notice or other communication to the Insurer refers to an Event of Servicing Termination, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel (fax no. 212-208-3558 and with the same confirmation number as stated above) and should be marked "URGENT MATERIAL ENCLOSED".

         Moody's:                 Moody's Investors Service, Inc.
                                  99 Church Street
                                  New York, New York  10007
                                  Attention: The Home Equity Monitoring
                                  Department

         S&P: Standard & Poor's Ratings Services, A division of the McGraw-Hill Companies, Inc.
                                  55 Water Street
                                  New York, New York  10041
                                  Attention: Mortgage Surveillance Group

         The Trust:               Advanta Revolving Home Equity Loan Trust
                                  2000-A
                                  c/o Wilmington Trust Company, as Owner Trustee
                                  Rodney Square North
                                  1100 North Market Street
                                  Wilmington, Delaware  19890

         Section 7.16. Limitation of Liability.

         It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Trust under this Agreement or any related documents.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    ADVANTA REVOLVING HOME EQUITY LOAN
                                    TRUST 2000-A,

                                    By:     WILMINGTON TRUST COMPANY, not in its
                                            individual capacity but solely as
                                            Owner Trustee

                                    By:     /s/  Donald G. MacKelcan
                                            -----------------------------------
                                    Name:   Donald G. MacKelcan
                                    Title:  Vice President


                                    ADVANTA CONDUIT RECEIVABLES, INC.

                                    By:     /s/  Michael Coco
                                            -----------------------------------
                                    Name:   Michael Coco
                                    Title:  Vice President


                                    ADVANTA MORTGAGE CORP. USA

                                    By:     /s/  Michael Coco
                                            -----------------------------------
                                    Name:   Michael Coco
                                    Title:  Vice President


                                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                    not in its individual capacity but solely as Indenture Trustee

                                    By:     /s/  Mark McNeill
                                            -----------------------------------
                                    Name:   Mark McNeill
                                    Title:  Assistant Secretary

                                                                       EXHIBIT A

                                                                         ANNEX 1
                                                                TO THE INDENTURE

                                  DEFINED TERMS

         "Accelerated Principal Payments": With respect to any Payment Date, a payment to be paid from Excess Cashflow received as a payment of principal by the Noteholders, for the purpose of increasing the Overcollateralization Amount to the Specified Overcollateralization Amount, and equal to the lesser of (x) the amount of such Excess Cashflow and (y) the Overcollateralization Deficiency Amount.

         "Accepted Servicing Practices": The Master Servicer's normal servicing practices in servicing and administering mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

         "Account": The Note Account, the Principal and Interest Account, the Pre-Funding Account or the Capitalized Interest Account, each of which shall be
(i) an account maintained at a Designated Depository Institution or (ii) if the applicable account is a segregated trust account, maintained with the corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which in the case of either clause (i) or (ii), has corporate trust powers, acting in its fiduciary capacity, and in accordance with Section 8.3 of the Indenture or, with respect to the Principal and Interest Account, Section 4.9 of the Sale and Servicing Agreement.

         "Act":  has the meaning specified in Section 11.3(a) of the Indenture.

         "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to Section 2.6(b) of the Sale and Servicing Agreement, the notice (which shall be given not later than two Business Days prior to the related Transfer Date), of the Sponsor's designation of Subsequent Mortgage Loans to be sold to the Trust, such notice shall include the aggregate Principal Balance and the approximate weighted average Coupon Rate of such Subsequent Mortgage Loans.

         "Additional Balance": As to any Mortgage Loan and any day, the aggregate amount of all Draws by the related Mortgagor conveyed to the Trust after the Closing Date pursuant to Section 2.1 of the Sale and Servicing Agreement, it being understood that the Trust shall not be required to fund any Additional Balances.

         "Advanta Bank Corp.": A Utah industrial loan corporation, including any successors and assigns.

         "Advanta Finance Corp.": A Nevada corporation, including any successors and assigns.

         "Advanta National Bank": A national banking association located in Delaware.

         "Affiliate": Means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AMHC": Advanta Mortgage Holding Company, a Delaware corporation and the corporate parent of Advanta Mortgage Corp. USA, and the indirect corporate parent of Advanta Conduit Receivables, Inc.

         "Appraised Value": As to any Mortgaged Property, the value established by a drive-by inspection, a full appraisal or a statistical property valuation of such Mortgaged Property.

         "Assignee": With respect to any Person, any direct or indirect assignee, pledgee or other transferee of such Person.

         "Assignment of Mortgage": With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the recordation of the pledge of the Mortgage Loan to the Indenture Trustee.

         "Assignor": With respect to any Person, any immediate or mediate assignor, pledgor or other transferor to such Person of any right, title or interest in or to any property of any kind whatsoever.

         "Authorized Officer": With respect to any Person, any person who is authorized to act for such Person in matters relating to this Indenture, and whose action is binding upon such Person and, with respect to the Indenture Trustee, the Master Servicer and the Sponsor, initially including those individuals whose names appear on the lists of Authorized Officers delivered on the Closing Date.

         "Available Funds": With respect to any Payment Date, the following amounts, without duplication of any amount described more than once in the following clauses (i) through (v):

         (i)      any Insured Payments;

         (ii) the proceeds of any final liquidation of the assets of the Trust;

         (iii) the Monthly Remittance Amount remitted by the Master Servicer or any Sub- Servicer;

         (iv) on each Payment Date occurring during the Pre-Funding Period, the Pre-Funding Earnings and the Capitalized Interest Requirement for such Payment Date; and

         (v) at the end of the Pre-Funding Period, any amount remaining in the Pre-Funding Account in accordance with Section 8.5(d).

         "Book Entry Notes": Means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.9 of the Indenture.

         "Business Day": Any day that is not a Saturday, Sunday or other day on which any of the Insurer, the Master Servicer or the Sponsor is closed or commercial banking institutions in the State of New York or Delaware or in the city in which the principal Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

         "Capitalized Interest Account": The Capitalized Interest Account established in accordance with Section 8.3 of the Indenture and maintained by the Indenture Trustee.

         "Capitalized Interest Amount": The amount on deposit in the Capitalized Interest Account, which shall initially be $2,253,543.85.

         "Capitalized Interest Requirement": As to any Payment Date, an amount equal to the product of (x) the sum of the Note Interest Rate and the rate at which the Insurer premium is calculated, and (y) the amount on deposit in the Pre-Funding Account as of the preceding Payment Date (or as of the Closing Date, in the case of the first Payment Date), less investment earnings on the amounts on deposit in the Pre-Funding Account as of the preceding Payment Date.

         "Certificateholders": The holders of the Certificates issued pursuant to the Trust Agreement.

         "Certificates": The trust certificates evidencing the beneficial ownership interests in the Trust.

         "Civil Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Clean-Up Call Date": The first date on which the Notes may be redeemed pursuant to Section 10.1(b) of the Indenture.

         "Clearing Agency Participant": Means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Clearing Agency": Means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Closing Date": April 27, 2000.

         "Code": The Internal Revenue Code of 1986, as amended, and any successor statute.

         "Combined Loan-to-Value Ratio": With respect to any Mortgage Loan as of any date, the percentage equivalent of a fraction, the numerator of which is the sum of (A) the Credit Limit and (B) as of the date of execution of the related Credit Line Agreement (or as of any subsequent date, in connection with an increase in the Credit Limit for such Mortgage Loan) the sum of the outstanding principal balance of any mortgage loan or mortgage loans that are senior in priority to the Mortgage Loan and which are secured by the same Mortgaged Property and the denominator of which is the lesser of (C) the Appraised Value of the related Mortgaged Property as set forth in the Mortgage File on such date of execution or on such subsequent date, if any, or (D) in the case of a Mortgaged Property purchased within one year of the date of execution of the Credit Line Agreement, the purchase price thereof.

         "Controlling Party": Means (i) the Insurer, so long as no Insurer Default shall have occurred and be continuing, or (ii) the Indenture Trustee, for so long as an Insurer Default shall have occurred and be continuing; provided, however, that the Insurer's rights as Controlling Party shall be immediately reinstated following the cure of any Insurer Default.

         "Corporate Trust Office": The Indenture Trustee's office at 1761 East St. Andrew Place, Santa Ana, California 92705.

         "Coupon Rate": With respect to any Mortgage Loan and as of any day, the per annum rate of interest, as specified in the Credit Line Agreement, applicable to the calculation of interest on the outstanding Principal Balance.

         "Credit Limit": As to any Mortgage Loan, the maximum principal balance stated under the terms of the related Credit Line Agreement.

         "Credit Limit Utilization Rate": As to any Mortgage Loan, at any time during the Draw Period, the percentage equivalent of a fraction, the numerator of which is the outstanding Principal Balance and the denominator of which is the related Credit Limit.

         "Credit Line Agreement": With respect to any Mortgage Loan, the related home equity line of credit agreement or promissory note executed by the related Mortgagor and any amendment or modification thereof.

         "Cut-Off Date": With respect to each (i) Initial Mortgage Loan, the Initial Cut-Off Date, (ii) Qualified Replacement Mortgage Loan, the related Replacement Cut-Off Date or (iii) Subsequent Mortgage Loan, the related Subsequent Cut-Off Date.

         "Cut-Off Date Pool Balance": The sum of (x) the aggregate Cut-Off Date Principal Balance of the Initial Mortgage Loans ($302,265,974.63), and (y) the initial Pre-Funded Amount ($113,451,856.05), which sum is $415,717,830.60.

         "Cut-Off Date Principal Balance": With respect to any Mortgage Loan,
(a) the unpaid principal balance thereof as of the related Cut-Off Date and (b) for Mortgage Loans originated after the Cut-Off

Date but prior to the Closing Date, the unpaid principal balance of such Mortgage Loans as of its origination date.

         "Debt Service Reduction": With respect to any Mortgage Loan, as directed by a court of competent jurisdiction, a reduction of the minimum amount required to be paid by the related Mortgagor.

         "Deficiency Amount": As defined in the Policy.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

         "Definitive Notes": Has the meaning specified in Section 2.9 of the Indenture.

         "Delinquent": A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

         "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

         "Designated Depository Institution": With respect to any Account, a federal or state chartered depository institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated "A2" or better by Moody's, the long term debt obligations of which shall be rated at least "AA-" by S&P and the commercial paper, short term debt obligations or short-term deposits of which shall be rated "P-1" or better by Moody's and "A-1+" or better by S&P, unless otherwise approved in writing by the Insurer and each of Moody's and S&P, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,
(ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, and, in each case acting or designated by the Master Servicer or the Indenture Trustee as the depository institution for the any Account; provided, however, that any such institution or association shall have combined capital, surplus and undivided profits of at least $100,000,000.

         "Determination Date": As to each Payment Date, the third Business Day next preceding such Payment Date or such earlier day as shall be agreed to by the Insurer, the Master Servicer and the Indenture Trustee.

         "Document Delivery Requirements": The Sponsor's obligations to deliver certain legal documents, to prepare and record certain Assignments of Mortgage or to deliver certain opinions relating to Assignments of Mortgage, in each case with respect to the Mortgage Loans and upon certain conditions as set forth in
Section 2.1 of the Sale and Servicing Agreement.

         "Draw": With respect to any Mortgage Loan, an additional borrowing by the Mortgagor in accordance with the related Credit Line Agreement.

         "Draw Period": With respect to any Mortgage Loan, the period of time specified in the related Credit Line Agreement whereby a Mortgagor may make a Draw. The Draw Period may be extended pursuant to the terms of the Credit Line Agreement (provided that any such extension shall be in accordance with the provisions set forth herein with respect to Mortgage Loan modifications) and the Sale and Servicing Agreement, and will be limited by the provisions set forth in
Section 2.2 of the Sale and Servicing Agreement.

         "Eligible Investments": Those investments so designated pursuant to
Section 8.8 of the Indenture.

         "ERISA": Means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default": As defined in Section 5.4 of the Indenture.

         "Event of Servicing Termination": As defined in Section 5.1 of the Sale and Servicing Agreement.

         "Excess Cashflow": With respect to any Payment Date, the Available Funds with respect to such Payment Date which remain on deposit in the Note Account after taking into account the distributions listed in clauses (i) through (viii) of Section 8.6(b) of the Indenture on such Payment Date.

         "Exchange Act": Means the Securities Exchange Act of 1934, as amended.

         "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

         "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

         "Final Scheduled Payment Date":  The Payment Date in August 2024.

         "First Mortgage Loan": A Mortgage Loan the Mortgage of which creates a first priority mortgage lien with respect to any Mortgaged Property.

         "Fixed Allocation Percentage": With respect to the Mortgage Loans,
94.8%.

         "FNMA": The Federal National Mortgage Association, a federally chartered and privately owned corporation existing under the Federal National Mortgage Association Charter Act as amended, and any successor thereto.

         "Foreclosure Profit": With respect to a Liquidated Mortgage Loan, the amount, if any, by which (x) the aggregate of its Net Liquidation Proceeds exceeds (y) the sum of (i) the related Principal Balance and (ii) accrued and unpaid interest thereon at the applicable Coupon Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds.

         "Formula Rate ": For any Interest Accrual Period, (x) with respect to any Payment Date which occurs on or prior to the Clean-Up Call Date, LIBOR plus 0.25% per annum and (y) for any Payment Date thereafter, LIBOR plus 0.50% per annum.

         "Grant": Means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Trust Estate or of any agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Trust Estate and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Guaranties": The Letter Agreement, dated as of April 27, 2000, among the Underwriters, the Insurer and AMHC and the Letter Agreement, dated as of April 27, 2000, among the Insurer, the Indenture Trustee and AMHC.

         "HLTV HELOC Mortgage Loan": Any Mortgage Loan with a Combined Loan-to-Value Ratio of greater than 100%.

         "Highest Lawful Rate": As defined in Section 7.12 of the Sale and Servicing Agreement.

         "Indebtedness": With respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been

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assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

         "Indemnification Agreement": The Indemnification Agreement, dated as of April 18, 2000, among the Insurer and the Underwriters.

         "Indenture": The Indenture dated as of April 1, 2000 between the Trust and the Indenture Trustee, as the same may be amended and supplemented from time to time in accordance with the terms thereof.

         "Indenture Trustee": Bankers Trust Company of California, N.A., located on the date of execution of the Indenture at 1761 East St. Andrew Place, Santa Ana, California 92705, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor thereunder.

         "Indenture Trustee Fee": With respect to any Payment Date, the product of (x) one-twelfth of the Indenture Trustee Fee Rate and (y) the sum of (i) the Pool Principal Balance as of the opening of business on the first day of the related Remittance Period and (ii) the Pre-Funded Amount as of the opening of business on the first day of the related Remittance Period.

         "Indenture Trustee Fee Rate": 0.011% (1.1 basis points) per annum.

         "Independent": When used with respect to any specified Person, that the person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Sponsor and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Sponsor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Sponsor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         "Independent Certificate": A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, prepared by an Independent appraiser or other expert, and such opinion or certificate shall state that the signer has read this definition of "Independent" and that the signer is Independent within the meaning thereof.

         "Initial Cut-Off Date":  The close of business on March 31, 2000.

         "Initial Mortgage Loans": Shall mean the Mortgage Loans conveyed to the Trust by the Sponsor on the Closing Date.

         "Insurance Agreement": The agreement defined in the Preamble of the Indenture.

         "Insurance Agreement Event of Servicing Termination": An Event of Servicing Termination as defined in the Insurance Agreement.

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
         "Insured Amounts": With respect to the Notes and any Payment Date, the Deficiency Amount for such Payment Date.

         "Insured Payments": With respect to the Notes and any Payment Date, the aggregate amount actually paid by the Insurer to the Indenture Trustee in respect of (i) Insured Amounts for such Payment Date and (ii) Preference Amounts for any given Business Day.

         "Insurer": Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, or any successor thereto, as issuer of the Policy.

         "Insurer Default": Means the failure and the continuance of such failure by the Insurer to make a payment required under the Policy in accordance with the terms thereof.

         "Interest Accrual Period": With respect to any Payment Date, the period from and including the prior Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to, but excluding, the current Payment Date.

         "Interest Collections": With respect to the Mortgage Loans during the related Remittance Period, the sum of (i) all interest payments paid by or on behalf of Mortgagors and collected by the Master Servicer, except that with respect to Prepaid Installments, interest payments shall be deemed to be paid by or on behalf of Mortgagors and collected by the Master Servicer in the Remittance Period to which such payments relate, (ii) any other amounts constituting interest collected by the Master Servicer, (iii) with respect to Mortgage Loans other than HTLV Mortgage Loans, the portion of Net Liquidation Proceeds allocated to interest and (iv) with respect to HLTV Mortgage Loans, the total amount of "Net Liquidation Proceeds." The terms of the related Credit Line Agreement shall determine the portion of each payment that constitutes interest (other than with respect to Net Liquidation Proceeds).

         "Interest Determination Date": With respect to any Interest Accrual Period, the second LIBOR Business Day preceding the first day of such Interest Accrual Period.

         "Interest Distribution Amount": With respect to any Payment Date, the product of (i) the Note Interest Rate multiplied by the actual number of days in the Interest Accrual Period divided by 360 days and (ii) the Note Balance as of the day immediately prior to such Payment Date.

         "Interest Remittance Amount": With respect to any Remittance Date, the sum, without duplication, of (i) Interest Collections for such Remittance Period, less the Servicing Fee for the related Remittance Period, (ii) the portion of the Loan Reacquisition Price and the Substitution Amount relating to interest on the Mortgage Loans reacquired and (iii) the proceeds of any liquidation of the Trust Estate (to the extent such proceeds relate to interest).

         "Interest Shortfall Amount": With respect to any payment date, the sum of (i) the amount by which the Interest Distribution Amount exceeded the actual amount distributed in respect of interest and (ii) any unreimbursed Interest Shortfall Amounts from prior payment dates together with interest on such amounts at the Note Interest Rate.

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         "Issuer Order" and "Issuer Request": Means a written order or request signed in the name of the Trust by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "Junior Mortgage Loan": A Mortgage Loan the Mortgage of which creates a junior priority mortgage lien with respect to the related Mortgaged Property.

         "LIBOR": As defined in Section 2.6(b) of the Indenture.

         "LIBOR Business Day": Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         "Lifetime Rate Cap": With respect to each Mortgage Loan for which the related Credit Line Agreement provides for a lifetime rate cap, the maximum Coupon Rate permitted at any time under the terms of the related Credit Line Agreement.

         "Liquidated Mortgage Loan": Either (i) any HLTV HELOC Mortgage Loan that has been Delinquent for a period of 180 consecutive days (irrespective of any grace periods) or as to which the Master Servicer has determined that it has recovered all amounts it expects to recover from such Mortgage Loan, whichever is the first to occur, or (ii) any Mortgage Loan other than an HLTV HELOC Mortgage Loan as to which the Master Servicer has determined that it has recovered all amounts it expects to recover from such Mortgage Loan. The Trust will be entitled to recoveries from any Liquidated Mortgage Loan and any such recoveries (i) in the case of HLTV Mortgage Loans, shall be treated as Interest Collections and (ii) in the case of non HLTV Mortgage Loans, shall be treated as Principal Collections or Interest Collections. A Mortgage Loan which is reacquired from the Trust pursuant to Section 2.2(b), 3.3(c) or 3.4 of the Sale and Servicing Agreement shall not be a "Liquidated Mortgage Loan."

         "Liquidation Expenses": Expenses which are incurred by the Master Servicer or any Sub-Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, include, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Master Servicer or any Sub-Servicer pursuant to Section 4.10 and 4.13 of the Sale and Servicing Agreement with respect to the related Mortgage Loan.

         "Liquidation Proceeds": With respect to any Liquidated Mortgage Loan, any amounts (including the proceeds of any Mortgage Insurance Policy but excluding any amounts drawn on the Policy) recovered by the Master Servicer, whether through trustee's sale, foreclosure sale, sale to a third party or otherwise.

         "Loan Reacquisition Price": With respect to any Mortgage Loan reacquired from the Trust on a Remittance Date pursuant to Section 2.2(b), 3.3(c) or 3.4 of the Sale and Servicing Agreement, an amount, without duplication, equal to (i) the outstanding Principal Balance of such Mortgage Loan as of the date of reacquisition, (ii) one month's interest on (if not already deposited in the Principal and Interest Account) the outstanding Principal Balance thereof as of the beginning of the preceding Remittance Period computed at the Coupon Rate and (iii) all Servicing Advances theretofore made with respect to such Mortgage Loan and not subsequently recovered from the related Mortgage Loan, including Nonrecoverable Advances.

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
         "Managed Amortization Period": The period commencing on the Closing Date and ending on the earlier to occur of (x) the end of the Remittance Period related to the May 2003 Payment Date and (y) the end of the Remittance Period related to the Payment Date which immediately precedes the occurrence of a Rapid Amortization Event.

         "Margin": With respect to each Mortgage Loan, the fixed percentage amount set forth in the related Credit Line Agreement which amount is added to the index specified in the related Credit Line Agreement to determine the Coupon Rate for such Mortgage Loan, subject to any maximum or minimum.

         "Master Servicer": Advanta Mortgage Corp. USA, a Delaware corporation, and its permitted successors and assigns.

         "Master Servicer Affiliate": A Person that is (i) controlling, controlled by or under common control with the Master Servicer, (ii) qualified to service residential mortgage loans, and (iii) subservicing the Mortgage Loans.

         "Master Servicer's Trust Receipt": The Master Servicer's trust receipt in the form set forth as Exhibit F to the Sale and Servicing Agreement.

         "Monthly Remittance Amount": With respect to each Remittance Date, the sum of the Principal Remittance Amount and the Interest Remittance Amount.

         "Moody's": Moody's Investors Service, Inc.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first or junior lien in real property securing each Credit Line Agreement.

         "Mortgage Files": For each Mortgage Loan:

                  (a) The original Credit Line Agreement, or a certified copy thereof, bearing all intervening endorsements, endorsed either (i) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee under the applicable custody or trust agreement, without recourse" or (ii) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee under the applicable custody or trust agreement, without recourse, Advanta as Master Servicer," or (iii) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee" by [Seller, signature, name, title] and signed in the name of the previous owner by an authorized officer (in the event that the Mortgage Loan was acquired by the previous owner in a merger the signature must be in the following form: "[the previous owner], successor by merger to [name of predecessor]," in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the previous owner], formerly known as [previous name]", or (iv) "Pay to the order of Bankers Trust Company of California, N.A., without recourse" or (v)"Pay to the order of _________, without recourse". The original Credit Line Agreement should be accompanied by any rider made in connection with the origination of the related Mortgage Loan;

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
         (b) The original of any guaranty executed in connection with the Credit Line Agreement;

         (c) The original Mortgage with evidence of recording thereon or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a certified copy of the Mortgage;

         (d) The originals of any assumption, modification, consolidation or extension agreements;

         (e) The original Assignment of Mortgage of each Mortgage Loan to (1) "Bankers Trust Company of California, N.A., as custodian or trustee," or (2) "Bankers Trust Company of California, N.A., as trustee" or (3) in blank. In the event that the Mortgage Loan was acquired by the previous owner in a merger, the Assignment of Mortgage must be the "(previous owner), successor by merger to (names of predecessor)"; and in the event that the Mortgage Loan was acquired or originated by the previous owner while doing business under another name, the Assignment of Mortgage must be by the "(previous owner), formerly known as (previous name)"; and

         (f) The originals of all intervening Assignments of Mortgage, if applicable, showing a complete chain of assignment from origination to the related Seller, with evidence of recording thereon (or, if an original intervening assignment has not been returned from the recording office, a certified copy thereof).

         "Mortgage Insurance Policy": Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan, but excluding any non-mortgage related or credit life insurance policy. The term "Mortgage Insurance Policy" shall not include the Policy.

         "Mortgage Insurance Proceeds": Proceeds paid by any insurer pursuant to any Mortgage Insurance Policy covering a Mortgage Loan, or amounts required to be paid by the Master Servicer pursuant to the last sentence of the first paragraph of Section 4.11(b) of the Sale and Servicing Agreement, or the penultimate sentence of Section 4.11(c) of the Sale and Servicing Agreement, net of any component thereof (i) covering any Liquidation Expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property,
(iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trust pursuant to Section 2.1 or Section 2.6 of the Sale and Servicing Agreement, together with any Subsequent Mortgage Loans and any Qualified Replacement Mortgage Loans substituted therefor in accordance with the Sale and Servicing Agreement, which are held as a part of the Trust Estate. The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Mortgaged Property that is REO Property prior to such Mortgaged Property's disposition by the Trust and any Mortgage Loan the related Mortgagor of which is in bankruptcy. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Sponsor, in fact was not transferred and assigned to the Trust for any reason whatsoever shall nevertheless be considered a "Mortgage Loan" for all purposes of the Operative Documents.

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
         "Mortgaged Property": The underlying property securing a Mortgage Loan.

         "Mortgagor": The obligor under a Credit Line Agreement.

         "Net Funds Cap Carry-Forward Amount": With respect to any Payment Date, the sum of (i) the excess of the amount of interest accrued during the related Interest Accrual Period based on the Formula Rate, over the interest accrued during the related Interest Accrual Period based on the Net Funds Cap Rate, (ii) any such amounts described in clause (i) for prior Payment Dates and not previously paid and (iii) interest on the amounts described in clauses (i) and
(ii) at the then-applicable Formula Rate.

         "Net Funds Cap Rate": The per annum rate equal to (x)(A) the product of
(i) twelve and (ii) the interest due on the Mortgage Loans at the applicable Coupon Rate during the related Remittance Period minus the amount of aggregate Prepayment Interest Shortfalls for the related Remittance Period and minus the amount of aggregate Relief Act Shortfalls for the related Remittance Period (net of the related Servicing Fee, the Indenture Trustee Fee, the Owner Trustee Fee and the Premium Amount), divided by (B) the Pool Principal Balance as of the opening of such related Remittance Period, less (y) 0.50%.

         "Net Liquidation Proceeds": As to any Liquidated Mortgage Loan, Liquidation Proceeds net of, without duplication, (i) Liquidation Expenses other than any such expenses reflected in the calculation of Mortgage Insurance Proceeds for such Liquidated Mortgage Loan, (ii) unreimbursed Servicing Advances incurred in connection with such Liquidated Mortgage Loan and (iii) accrued and unpaid Servicing Fees with respect to such Mortgage Loan through the date of liquidation. In no event shall Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan be less than zero.

         "Net Principal Collections": With respect to any Remittance Period, the excess of (i) Principal Collections over (ii) the aggregate amount of all Additional Balances arising during such Remittance Period; provided, however, that, in no event will Net Principal Collections be less than zero.

          "Nonrecoverable Advance": With respect to any Mortgage Loan, any Servicing Advance previously made and not reimbursed pursuant to Section 4.10 of the Sale and Servicing Agreement or any Servicing Advance proposed to be made in respect of a Mortgage Loan, either of which, in the good faith business judgment of the Master Servicer would not be ultimately recoverable.

         "Note": Any note executed and authenticated by the Indenture Trustee in substantially the form set forth in Exhibit A to the Indenture.

         "Note Account": The Note Account established in accordance with Section
8.3 of the Indenture and maintained by the Indenture Trustee.

         "Note Balance": As of any date of determination, the Original Note Balance, less any amounts actually distributed as principal to the Noteholders on all prior Payment Dates.

         "Note Interest Rate": As to any Payment Date, the lesser of (i) the Formula Rate and (ii) the Net Funds Cap Rate.

         "Note Interest Shortfall": As of any Payment Date, the sum of (i) the amount by which the Interest Distribution Amount for such Payment Date exceeds the amount actually distributed to the Noteholders on such Payment Date and (ii) any unreimbursed Note Interest Shortfalls from prior Payment Dates together with interest accrued thereon at the Note Interest Rate for such Payment Date.

         "Note Owner": Means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note or following the issuance of Definitive Notes, the registered owner of the Notes.

         "Note Paying Agent": Means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 of the Indenture and is authorized by the Trust to make payments to and distributions from the Note Account, including payment of principal of or interest on the Notes on behalf of the Trust.

         "Note Register": The register maintained by the Indenture Trustee in accordance with Section 2.3 of the Indenture, in which the names of the Noteholders are set forth.

         "Note Registrar": The Indenture Trustee, acting in its capacity as Note Registrar appointed pursuant to Section 2.3 of the Indenture, or any duly appointed and eligible successor thereto.

         "Noteholder": A Person in whose name a Note is registered in the Note Register.

         "Officer's Certificate": A certificate signed by any Authorized Officer of the Trust, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture and TIA
Section 314.

         "Operative Documents": Collectively, the Indenture, the Guaranties, the Trust Agreement, the Sale and Servicing Agreement, the Subsequent Transfer Agreements, the Policy, the Notes, the Purchase Agreement, the Indemnification Agreement and the Insurance Agreement.

         "Opinion of Counsel": Means one or more opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Trust or Sponsor and which shall comply with any applicable requirements of Section 11.1 of the Indenture.

         "Original Note Balance": $400,000,000.00.

         "Originators": Advanta Bank Corp., Advanta National Bank and Advanta Finance Corp.

         "Outstanding": As of any date of determination, all Notes theretofore executed and delivered hereunder except:

         (i) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

         (ii) Notes or portions thereof for which full and final payment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Noteholders;

         (iii) Notes in exchange for or in lieu of which other Notes have been executed and delivered pursuant to this Indenture, unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; and

         (iv) Notes alleged to have been destroyed, lost or stolen for which replacement Notes have been issued as provided for in Section 2.4 of the Indenture;

provided, however, that to the extent of any payments made under the Policy by the Insurer and not reimbursed, such Notes shall be deemed to be "Outstanding" for all purposes, not defeased or otherwise satisfied and not be considered paid by the Trust.

         "Overcollateralization Amount": As of any Payment Date, the excess, if any, of (x) the Pool Principal Balance at the end of the related Remittance Period plus the Pre-Funded Amount over (y) the Note Balance (after taking into account the payment of principal to the Noteholders on such Payment Date).

         "Overcollateralization Deficiency Amount": With respect to any Payment Date, the difference, if any, between (i) the Specified Overcollateralization Amount and (ii) the Overcollateralization Amount.

         "Overcollateralization Deficit": With respect to any Payment Date, the amount, if any, by which (i) the Note Balance, after taking into account the payment of principal to the Noteholders on such Payment Date, exceeds (ii) the Pool Principal Balance plus the Pre-Funded Amount at the end of the related Remittance Period.

         "Overcollateralization Reduction Amount": With respect to any Payment Date, the lesser of (i) the excess of (x) the Overcollateralization Amount, after taking into account all payments of principal (without taking into account any Overcollateralization Reduction Amount) that were applied as a reduction in the Note Balance on such Payment Date, over (y) the Specified Overcollateralization Amount for such Payment Date and (ii) the Scheduled Principal Distribution Amount (without taking into account any Overcollateralization Reduction Amount).

         "Owner Trustee": Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

         "Owner Trustee Fee": With respect to any Payment Date, one-twelfth of $3,000 per annum.

         "Payment Date": Any date on which the Indenture Trustee is required to make distributions to the Noteholders, which shall be the 25th day of each month, commencing in the month following the Closing Date or, if such day is not a Business Day, then on the next succeeding Business Day.

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
         "Percentage Interest": As to any Note and as of any date of determination, that amount, expressed as a percentage, equal to a fraction, the numerator of which is the then-outstanding principal balance of such Note and the denominator of which is the Note Balance; and as to any Certificate, the percentage interest set forth on such Certificate.

         "Person": Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Policy": The certificate guaranty insurance policy (No. AB0358BE) with respect to the Notes, dated April 27, 2000, issued by the Insurer to the Indenture Trustee for the benefit of the Noteholders.

         "Pool Certification": The certification of the Indenture Trustee as to receipt of required documents that is required pursuant to Section 2.2 of the Sale and Servicing Agreement, a form of which is attached thereto as Exhibit E.

         "Pool Factor": A seven-digit decimal which the Indenture Trustee shall compute monthly expressing the Note Balance as of each Payment Date (after giving effect to any distribution of principal on such Payment Date) as a proportion of the Original Note Balance. On the Closing Date, the Pool Factor will be 1.0000000.

         "Pool Principal Balance": With respect to any date of determination, the aggregate of the Principal Balances of the Mortgage Loans as of such date.

         "Predecessor Note": means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.4 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Preference Amount": As defined in the Policy.

         "Pre-Funded Amount": The amount on deposit in the Pre-Funding Account, which shall initially be $113,451,856.05.

         "Pre-Funding Account": The Pre-Funding Account established in accordance with Section 8.3 of the Indenture and maintained by the Indenture Trustee.

         "Pre-Funding Earnings": With respect to each Payment Date during the Pre-Funding Period, the investment earnings on the Pre-Funding Account during the related Interest Accrual Period.

         "Pre-Funding Period": The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the Pre-Funded Amount (exclusive of any investment earnings) is less than

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
$100,000, (ii) the date on which any Event of Default or Rapid Amortization Event occurs, and (iii) August 31, 2000.

         "Premium Amount": With respect to any Payment Date, the product of (x) the actual number of days elapsed in the period from the prior Payment Date (or with respect to the first Payment Date, the Closing Date) to and including the day prior to the applicable Payment Date, divided by 360, (y) the Premium Percentage (as defined in the Insurance Agreement) and (z) the Note Balance on such Payment Date after taking into account any distributions of the Scheduled Principal Distributions Amount to be made on such Payment Date.

         "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment.

         "Prepayment": Any payment of principal of a Mortgage Loan which is received by the Master Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment). The proceeds of any Mortgage Insurance Policy or credit life insurance which are to be applied as a payment of principal on the related Mortgage Loan in advance of the scheduled payment shall be deemed to be Prepayments for all purposes of this Agreement.

         "Prepayment Interest Shortfalls": With respect to any Payment Date, for each Mortgage Loan that was the subject of a Prepayment, the amount, if any, by which (i) one month's interest at the applicable Coupon Rate on the Principal Balance of such Mortgage Loan immediately prior to such Prepayment exceeds (ii) the amount of interest paid or collected in connection with such Prepayment.

         "Preservation Expenses": Expenditures made by the Master Servicer or any Sub-Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

         "Principal and Interest Account": Collectively, each principal and interest account created by the Master Servicer or any Sub-Servicer pursuant to
Section 4.9(a) of the Sale and Servicing Agreement, or pursuant to any Sub-Servicing Agreement.

         "Principal Balance": As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and as of any date, the related Cut-Off Date Principal Balance, plus (i) any Additional Balance, minus (ii) all collections credited as principal against the Principal Balance of any Mortgage Loan prior to such day in accordance with the Credit Line Agreement. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance of zero as of the first day of the Remittance Period following the Remittance Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan and at all times thereafter.

         "Principal Collections": With respect to any Payment Date and any Mortgage Loan, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting principal (including, but not limited to, any portion of Mortgage Insurance Proceeds or Net Liquidation Proceeds allocable to principal, but excluding Foreclosure Profits and any recoveries in respect of Charged-Off Mortgage Loans) collected by the Master Servicer during the related Remittance Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of a Mortgage Loan that constitutes principal and the priority of payment.

         "Principal Remittance Amount": With respect to any Remittance Date, the sum, without duplication, of (i) Principal Collections for such Remittance Period, except that with respect to Prepaid Installments, principal shall be remitted in the scheduled Remittance Period, (ii) the portion of the Loan Reacquisition Price and the Substitution Amount relating to principal on the Mortgage Loans reacquired, (iii) the proceeds of any liquidation of the Trust Estate (to the extent such proceeds relate to principal) and (iv) any Pre-Funded Amount deposited in the Note Account at the termination of the Pre-Funding Period.

         "Proceeding": Means any suit in equity, action at law or other judicial or administrative proceeding.

         "Prospectus": That certain Prospectus, dated December 28, 1999, naming Advanta Conduit Receivables, Inc. as registrant and describing certain mortgage loan asset-backed securities to be issued from time to time as described in related Prospectus Supplements.

         "Prospectus Supplement": That certain Prospectus Supplement dated April 18, 2000, describing the Notes issued by the Trust.

         "Purchase Agreement": Means the Purchase Agreement dated as of April 1, 2000 between the Originators and the Sponsor with respect to the Mortgage Loans.

         "Qualified Replacement Mortgage Loan": As defined in Section 2.3 of the Sale and Servicing Agreement.

         "Rapid Amortization Period": The period which follows the earlier to occur of (x) the end of the Managed Amortization Period and (y) the occurrence of a Rapid Amortization Event.

         "Rating Agency": Means Moody's and S&P. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Insurer, notice of which designation shall be given by the Insurer to the Indenture Trustee, and the Indenture Trustee shall give such notice to each of the Master Servicer and the Sponsor. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1+ or better in the case of S&P and P-1 or better in the case of Moody's, and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of S&P and "Aaa" in the case of Moody's, and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

         "Realized Loss": As to any Liquidated Mortgage Loan, the amount, if any, by which the Principal Balance of such Mortgage Loan as of the date of liquidation is in excess of Net Liquidation Proceeds.

         "Record Date": With respect to each Payment Date, so long as the Notes are Book Entry Notes, the Business Day preceding such Payment Date, and if the Notes are maintained as Definitive Notes, the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.

         "Redemption Date": Means, in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture, the Payment Date specified by the Master Servicer or the Trust pursuant to Section 10.2(a) of the Indenture.

         "Redemption Price": As defined in Section 10.1(b) of the Indenture.

         "Reference Banks": Deutsche Bank AG, Barclay's Bank PLC, and National Westminster Bank PLC; or such banks as are selected by the Indenture Trustee after consultation with the Master Servicer which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Sponsors or any Affiliate thereof, (iii) whose quotations appear on the Telerate Screen Page 3785 on the relevant Interest Determination Date and (iv) which have been designated as such by the Indenture Trustee.

         "Registration Statement": The Registration Statement (No. 333-92669) filed by the Sponsor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus, and the Prospectus Supplement relating to the Notes.

         "Reimbursement Amount": As defined in the Policy.

         "Relief Act Shortfall": With respect to any Remittance Period and any Mortgage Loan for which there has been a reduction in the amount of interest collectible thereon as a result of the application of the Civil Relief Act, the amount by which (i) interest collectible on such Mortgage Loan is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Coupon Rate.

         "Remittance Date": With respect to any Payment Date, the date on which the Master Servicer is required to remit monies on deposit in the Principal and Interest Account to the Indenture Trustee for deposit into the Note Account, which shall be the 18th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing in the month following the Closing Date.

         "Remittance Period": As to any Payment Date, the calendar month preceding the month of such Payment Date.

         "REO Property": A Mortgaged Property acquired by the Master Servicer or any Sub-Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage Loan, the first day of the calendar month in which such Qualified Replacement Mortgage Loan is conveyed to the Trust.

         "Reserve Interest Rate": Means the rate per annum that the Indenture Trustee determines to be either the arithmetic mean, rounded to the nearest whole multiple of 1/16%, of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the Interest Determination Date to the principal London offices of lending banks in the London interbank market or, in the event that the Indenture Trustee cannot determine the arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on the Interest Determination Date to leading European banks.

         "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Sale and Servicing Agreement": Means the Sale and Servicing Agreement, including the Exhibits thereto, dated as of April 1, 2000, among the Trust, the Sponsor, the Master Servicer and the Indenture Trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

         "SAS 70": Means the Statement on Auditing Standards No. 70, Reports on the Processing of Transactions by Service Organizations as in effect as of the date hereof, which may be amended from time to time.

         "Schedule of Mortgage Loans": The schedule of Mortgage Loans attached to the Indenture as Schedule I, as the same may be supplemented or amended from time to time in connection with substitutions of Qualified Replacement Mortgage Loans and the addition of Subsequent Mortgage Loans. The information contained on the Schedule of Mortgage Loans may be delivered to the Indenture Trustee in an electronic medium.

         "Scheduled Principal Distribution Amount": On any Payment Date (A) during the Managed Amortization Period, the excess of (x) the lesser of (i) the Fixed Allocation Percentage of Principal Collections and (ii) the Net Principal Collections over (y) the Overcollateralization Reduction Amount, if any, with respect to such Payment Date and (B) during the Rapid Amortization Period, the excess of (x) the Fixed Allocation Percentage of Principal Collections over (y) the Overcollateralization Reduction Amount, if any, with respect to such Payment Date. In no event will the Scheduled Principal Distribution Amount on any Payment Date be (x) less than zero or (y) greater than the then outstanding Note Balance.

         "Securities Act": The Securities Act of 1933, as amended.

         "Servicing Advance": As defined in Section 4.10 and Section 4.13 of the Sale and Servicing Agreement.

         "Servicing Fee": With respect to any Remittance Period, the product of
(i) Servicing Fee Rate and (ii) the aggregate Principal Balance of the Mortgage Loans as of the opening of business on the first day of the related Remittance Period.

         "Servicing Fee Rate": 0.75% per annum.

         "Servicing Officer": Any officer of the Master Servicer or a Sub-Servicer.

         "Specified Overcollateralization Amount": The amount specified in the Insurance Agreement.

         "Sponsor": Advanta Conduit Receivables, Inc., a Nevada corporation.

         "Subsequent Cut-Off Date": With respect to any Subsequent Mortgage Loan, the opening of business on the first day of the calendar month in which such Subsequent Mortgage Loan is transferred and assigned to the Trust.

         "Subsequent Mortgage Loans": The Mortgage Loans transferred and assigned to the Trust pursuant to Section 2.6 of the Sale and Servicing Agreement, which shall be listed on the Schedule of Mortgage Loans attached to the Subsequent Transfer Agreement.

         "Subsequent Transfer Agreement": Each Subsequent Transfer Agreement executed by the Owner Trustee and the Sponsor substantially in the form of Exhibit H to the Sale and Servicing Agreement, by which Subsequent Mortgage Loans are transferred and assigned to the Trust.

         "Subsequent Transfer Date": Means, with respect to any Subsequent Mortgage Loans transferred to the Trust, the date set forth in the related Subsequent Transfer Agreement.

         "Sub-Servicer": Any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement in accordance with Section 4.5 of the Sale and Servicing Agreement.

         "Sub-Servicing Agreement": The written contract reasonably acceptable to the Insurer between the Master Servicer and any Sub-Servicer (other than an Affiliated Sub-Servicer) relating to the servicing and/or administration of certain Mortgage Loans as permitted by Section 4.5 of the Sale and Servicing Agreement.

         "Substitution Amount": In connection with the delivery of any Qualified Replacement Mortgage Loan, if the outstanding principal amount of such Qualified Replacement Mortgage Loan as of the applicable Replacement Cut-Off Date is less than the related Principal Balance of the Mortgage Loan being replaced, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Coupon Rate, net of the Servicing Fee, of the Mortgage Loan being replaced.

         "Telerate Screen Page 3750": The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

         "Termination Date": Means the latest of (i) the date on which the termination of the Policy and the return of the Policy to the Insurer for cancellation occurs, (ii) the date on which the Insurer shall have received indefeasible payment of all amounts owed to it under the Insurance Agreement and
(iii) the date on which the Indenture Trustee and the Noteholders shall have received payment of all amounts owed to them under the Indenture.

          "Transfer Date": With respect to (i) a Qualified Replacement Mortgage Loan, the date that such Mortgage Loan is delivered to the Indenture Trustee on behalf of the Trust, (ii) a Mortgage Loan that is reassigned to the Sponsor pursuant to Section 2.5 of the Sale and Servicing Agreement, the date that is specified therein, and (iii) a Subsequent Mortgage Loan, the Subsequent Transfer Date.

         "Transfer Notice Date": As defined in Section 2.5 of the Sale and Servicing Agreement.

         "Trust": Advanta Revolving Home Equity Loan Trust 2000-A created by the Trust Agreement.

         "Trust Agreement": The Trust Agreement dated as of April 1, 2000 between the Owner Trustee and the Sponsor relating to the formation of the Trust.

         "Trust Estate": As defined in the Granting Clause of the Indenture.

         "Trust Indenture Act" or "TIA": Means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

         "UCC": Unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         "Underwriters": Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated and Salomon Smith Barney Inc.

         "Unqualified Mortgage Loan": A Mortgage Loan which is subject to repurchase or substitution pursuant to Section 2.1(b) or Section 3.4(b) of the Sale and Servicing Agreement.

                                                                       EXHIBIT B

                                   [Reserved]

                                                                       EXHIBIT C

                                   [Reserved]

                                                                       EXHIBIT D


                   FORM OF TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT

         Bankers Trust Company of California, N.A., a national banking association, in its capacity as indenture trustee (the "Indenture Trustee") under that certain Sale and Servicing Agreement, dated as of April 1, 2000 (the "Sale and Servicing Agreement"), by and among Advanta Conduit Receivables, Inc., a Nevada corporation, as sponsor (the "Sponsor"), Advanta Mortgage Corp. USA, a Delaware corporation, as Master Servicer, Advanta Revolving Home Equity Loan Trust 2000-A, as Trust, and the Indenture Trustee, hereby acknowledges receipt of the items delivered to it by the Sponsor with respect to the Mortgage Loans.

         The Schedule of Mortgage Loans is attached to this Receipt.

         The Indenture Trustee hereby additionally acknowledges that it shall review such items as required by Section 2.2(a) of the Sale and Servicing Agreement and shall otherwise comply with Section 2.2(b) of the Sale and Servicing Agreement as required thereby.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Annex A to the Indenture, dated as of April 1, 2000, between the Trust and the Indenture Trustee.

                                  BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as Indenture Trustee


                                  By:
                                         --------------------------------------
                                  Name:
                                         --------------------------------------
                                  Title:
                                         --------------------------------------

Dated:
      ------------------

                                                                       EXHIBIT E

                           FORM OF POOL CERTIFICATION

         WHEREAS, the undersigned is an Authorized Officer of Bankers Trust Company of California, N.A., a national banking association, acting in its capacity as indenture trustee (the "Indenture Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Indenture Trustee, pursuant to that certain Sale and Servicing Agreement, dated as of April 1, 2000 (the "Sale and Servicing Agreement"), by and among Advanta Conduit Receivables, Inc., a Nevada corporation, as sponsor (the "Sponsor"), Advanta Mortgage Corp. USA, a Delaware corporation, as Master Servicer, Advanta Revolving Home Equity Loan Trust 2000-A, as Trust, and the Indenture Trustee (Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Annex A to the Indenture, dated as of April 1, 2000, between the Trust and the Indenture Trustee); and

         WHEREAS, the Indenture Trustee is required, pursuant to Section 2.2(a) of the Sale and Servicing Agreement, to review the Mortgage Files relating to the Pool within a specified period following the Closing Date, Subsequent Transfer Date and Transfer Date and to notify the Sponsor promptly of any defects with respect to the Pool, and the Sponsor is required to remedy such defects or take certain other action, all as set forth in Section 2.2(b) of the Sale and Servicing Agreement; and

         WHEREAS, Section 2.2(a) of the Sale and Servicing Agreement requires the Indenture Trustee to deliver this Certification upon the satisfaction of certain conditions set forth therein;

         NOW, THEREFORE, the Indenture Trustee has determined that as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full) (i) all documents required to be delivered to it (contained in a Mortgage File) pursuant to this Agreement are in its possession and (ii) such documents have been reviewed by it and on their face appear to relate to such Mortgage Loan. The Indenture Trustee makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.

                                  BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

                                  By:
                                         --------------------------------------
                                  Name:
                                         --------------------------------------
                                  Title:
                                         --------------------------------------

Date:
     ---------------------

                                                                       EXHIBIT F


                     FORM OF MASTER SERVICER'S TRUST RECEIPT

To:      Bankers Trust Company  of California, N.A.
         1761 East St. Andrew Place
         Santa Ana, CA 92705
         Attn:  Corporate Trust

         Date:
              ---------------------

         In connection with the administration of the mortgage loans held by you as Indenture Trustee under that certain Sale and Servicing Agreement dated as of April 1, 2000 by and among Advanta Conduit Receivables, Inc., a Nevada corporation, as Sponsor, Advanta Mortgage Corp. USA, a Delaware corporation, as Master Servicer, Advanta Revolving Home Equity Loan Trust 2000-A, as Trust, and you (the "Agreement"), the Master Servicer hereby requests a release of the Mortgage File held by you as Indenture Trustee with respect to the following described Mortgage Loan for the reason indicated below:

         Mortgagor's Name:

         Loan No.:

Reason for requesting file:

_______ 1.        Mortgage Loan paid in full.

                  (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Note Account pursuant to the Agreement.)

_______ 2.        Mortgage Loan reacquired pursuant to Section 3.3(c), 3.4, or
                  2.2(b) of the Agreement.

                  (The Master Servicer hereby certifies that the Loan Reacquisition Price has been or will be paid to the Note Account pursuant to the Agreement.)

_______ 3.        Mortgage Loan substituted.

                  (The Master Servicer hereby certifies that a Qualified Replacement Mortgage Loan has been or will be assigned and delivered to you along with the related Mortgage File pursuant to the Agreement.)

_______ 4.        The Mortgage Loan is being foreclosed.

_______ 5.        Other.  (Describe)

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, or purchased or substituted for by a Qualified Replacement Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

         Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                  ADVANTA MORTGAGE CORP. USA

                                  By:
                                         --------------------------------------
                                  Name:
                                         --------------------------------------
                                  Title:
                                         --------------------------------------

                                                                       EXHIBIT G


                            FORM OF POWER OF ATTORNEY

                                                                       EXHIBIT H

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

         Pursuant to this Subsequent Transfer Agreement (this "Agreement"), dated as of __________, _____, among Advanta Conduit Receivables, Inc., a Nevada corporation (the "Sponsor), and Advanta Revolving Home Equity Loan Trust 2000-A (the "Trust"), the Sponsor and the Trust agree to the sale by the Sponsor to the Trust, of the Mortgage Loans listed on the attached schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

         Capitalized terms are used in this Agreement as defined in Annex 1 of the Indenture, dated as of April 1, 2000 (the "Indenture"), between the Trust and Bankers Trust Company of California, N.A., as Indenture Trustee, which meanings are incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.        Sale of Subsequent Mortgage Loans.

         (a) The Sponsor does hereby sell, transfer, assign, set over and convey to the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all principal and interest collected on the Subsequent Mortgage Loans on and after the Subsequent Cut-Off Date, and the Mortgage File for each Subsequent Mortgage Loan. The Sponsor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trust the Mortgage File for each Subsequent Mortgage Loan.

         The transfer to the Trust of the Subsequent Mortgage Loans identified on the Schedule of Subsequent Mortgage Loans shall be absolute and is intended by the parties hereto to constitute a sale by the Sponsor to the Trust on the Subsequent Transfer Date of all the Sponsor's right, title and interest in and to the Subsequent Mortgage Loans, and other property as and to the extent described above. In the event the transactions set forth herein shall be deemed not to be a sale, the Sponsor hereby grants to the Trust as of the Subsequent Transfer Date a security interest in all of the Sponsor's right, title and interest in, to and under the Subsequent Mortgage Loans, and such other property, to secure all of the Sponsor's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Sponsor agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of all necessary UCC- 1 financing statements and any continuation statements with respect thereto as are necessary to perfect and protect the Trust's interests in each Subsequent Mortgage Loan and the proceeds thereof.

         (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans and this Agreement shall be borne by the Sponsor.

         Section 2.        Representations and Warranties; Conditions Precedent.

         (a) The Sponsor hereby affirms the representations and warranties set forth in Sections 3.1 and 3.3 of the Sale and Servicing Agreement that relate to the Sponsor or the Subsequent Mortgage Loans as of the date hereof. The Sponsor hereby confirms that each of the conditions set forth in Section 2.6 of the Sale and Servicing Agreement are satisfied as of the date hereof and further represents and warrants that each Subsequent Mortgage Loan complies with the requirements of this Agreement and Section 2.6 of the Sale and Servicing Agreement.

         (b) The Sponsor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Agreement or by the performance of its obligations hereunder nor is it aware of any pending insolvency; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Sponsor prior to the date hereof.

         (c) All terms and conditions of the Sale and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Agreement shall control over the conflicting provisions of the Sale and Servicing Agreement.

         Section 3. Recordation of Instrument. To the extent permitted by applicable law or a memorandum thereof if permitted under applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the related Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Noteholders' expense on direction of the Insurer or Noteholders holding Notes evidencing at least 51% of the Aggregate Note Balance, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders or the Insurer or is necessary for the administration or servicing of the Subsequent Mortgage Loans.

         Section 4. GOVERNING LAW. THIS INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 5. Counterparts. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original and together shall constitute one and the same instrument.

         Section 6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Sponsor the Trust and their respective successors and assigns.


                            [Signature Page Follows]

                                  ADVANTA CONDUIT RECEIVABLES, INC.,
                                           as Sponsor

                                  By:
                                         --------------------------------------
                                  Name:
                                         --------------------------------------
                                  Title:
                                         --------------------------------------


                                  ADVANTA REVOLVING HOME EQUITY
                                           LOAN TRUST 2000-A,

                                  By: WILMINGTON TRUST COMPANY, not in its
                                  individual capacity but solely as Owner
                                  Trustee

                                  By:
                                         --------------------------------------
                                  Name:
                                         --------------------------------------
                                  Title:
                                         --------------------------------------


Acknowledged and Accepted:

BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as Indenture Trustee


By:
       ---------------------------
Name:
       ---------------------------
Title:
       ---------------------------